EXHIBIT H

GLOBAL SETTLEMENT AGREEMENT

H

SECOND AMENDED AND RESTATED SETTLEMENT AGREEMENT

SECOND AMENDED AND RESTATED SETTLEMENT AGREEMENT (the “Agreement”), dated as of February 7, 2011, by and among (a) Washington Mutual, Inc. (“WMI”) and WMI Investment Corp. (“WMIIC” and, collectively with WMI, the “Debtors”), (b) JPMorgan Chase Bank, N.A. (“JPMC” and, collectively with those of JPMC’s affiliates that have filed proofs of claim against the Debtors and the Debtors’ chapter 11 estates or that are Acquisition JPMC Entities, as defined below, the “JPMC Entities”), (c) Federal Deposit Insurance Corporation, in its capacity as receiver for Washington Mutual Bank (“FDIC Receiver”), (d) Federal Deposit Insurance Corporation, in its corporate capacity (“FDIC Corporate”), and (e) the official committee of unsecured creditors appointed in the Debtors’ chapter 11 cases (the “Creditors’ Committee”).  The signatories hereto are referred to hereinafter collectively as the “Parties” or individually as a “Party”.  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Article I below.

RECITALS

A. On September 25, 2008, the Office of Thrift Supervision (the “OTS”), by order number 2008-36, closed Washington Mutual Bank (“WMB”), appointed the FDIC Receiver as receiver for WMB and advised that the FDIC Receiver was immediately taking possession of WMB’s assets.

B. On or about September 25, 2008, the FDIC Receiver, FDIC Corporate and JPMC entered into that certain Purchase and Assumption Agreement, Whole Bank, dated September 25, 2008, as amended, modified or supplemented prior to the date hereof (the “Purchase and Assumption Agreement”).  JPMC has asserted various claims for indemnity against each of the FDIC Receiver and FDIC Corporate arising from the Purchase and Assumption Agreement, including, but not limited to, (1) claims for indemnity for and against any and all potential losses, claims or liabilities arising from or related to the mortgage origination and sale/securitization activities of WMB and its affiliates, including, without limitation, liabilities associated with the Complaint filed in the litigation styled Deutsche Bank National Trust Co. v. FDIC, No. 09-cv-01656 (RMC), currently pending in the D.C. District Court, as defined below, and (2) other claims for indemnity under Section 12.1(a)(9) of the Purchase and Assumption Agreement.

C. On September 26, 2008 (the “Petition Date”), each of the Debtors filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code, as amended (the “Bankruptcy Code”), with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  By order, dated October 3, 2008, the Debtors’ chapter 11 cases are being jointly administered and are styled as In re Washington Mutual, Inc., et al., No. 08-12229 (MFW) (the “Chapter 11 Cases”).

D. On December 30, 2008, the Debtors filed with the FDIC Receiver a proof of claim against WMB’s receivership (the “Receivership” and, collectively with the FDIC Receiver and FDIC Corporate, sometimes hereinafter referred to as the “FDIC Parties”), asserting claims on behalf of the Debtors’ chapter 11 estates (the “Debtors’ Claims”).  By letter, dated January 23, 2009, and entitled “Notice of Disallowance”, the FDIC Receiver disallowed the Debtors’ Claims.

E. On March 20, 2009, the Debtors commenced litigation (the “WMI Action”) against the FDIC by filing a Complaint, styled Washington Mutual, Inc. and WMI Investment Corp. v. FDIC, Case No. 09-00533, in the United States District Court for the District of Columbia (the “D.C. District Court”), challenging the FDIC Receiver’s disallowance of the Debtors’ Claims, and asserting, among other claims, a claim for the Disputed Accounts, as defined below, as deposits and several causes of action to avoid preferential or fraudulent transfers pursuant to the Bankruptcy Code and other applicable federal and state laws.  On June 11, 2009, FDIC Corporate filed a motion to dismiss the claims asserted against FDIC Corporate and the FDIC Receiver filed an answer and counterclaims asserting claims against the Debtors and a motion to dismiss certain aspects of the Debtors’ complaint in the WMI Action.  On July 13, 2009, the FDIC Receiver amended its counterclaims and added JPMC as an additional counterclaim defendant.  JPMC and certain holders of funded indebtedness of WMB (collectively, the “Bank Creditors”) have intervened, and the Creditors’ Committee has moved to intervene, in the WMI Action.  By order, dated January 7, 2010, the D.C. District Court ordered, among other things, that all proceedings in the WMI Action shall be stayed pending a determination by the Bankruptcy Court in the JPMC Action and the Turnover Action, each as defined below, as well as any pending or subsequent appeals.

F. On March 24, 2009, JPMC commenced litigation against the Debtors by filing a Complaint, styled JPMorgan Chase Bank, N.A. v. Washington Mutual, Inc., et al., Adversary Pro. No. 09-5-50551(MFW), in the Bankruptcy Court, asserting claims against the Debtors with respect to assets that JPMC claims to have acquired pursuant to the Purchase and Assumption Agreement (the “JPMC Action”) and named the FDIC Receiver as an additional defendant.  On May 29, 2009, the Debtors filed an answer and counterclaims.  JPMC filed a motion to dismiss such counterclaims, which motion was denied by the Bankruptcy Court on August 24, 2009.  The Creditors’ Committee and the Bank Creditors have intervened in the JPMC Action.

G. On April 27, 2009, the Debtors commenced litigation against JPMC by filing a Complaint, styled Washington Mutual, Inc. et al. v. JPMorgan Chase Bank, N.A., Adversary Pro. No. 09-50934(MFW), in the Bankruptcy Court, seeking to recover the Disputed Accounts (the “Turnover Action”).  JPMC filed a motion to dismiss the Turnover Action, which motion to dismiss was denied by the Bankruptcy Court on June 24, 2009.  On July 6, 2009, JPMC filed an answer, counterclaims and a crossclaim that named the FDIC Receiver as an additional defendant in the Turnover Action.  On July 27, 2009, the FDIC Receiver filed an answer to JPMC’s crossclaim.  On August 11, 2009, JPMC filed an amended answer and counterclaims, which also named the FDIC Receiver as a counterclaim defendant.  On August 20, 2009, the FDIC Receiver filed an answer to JPMC’s amended counterclaims.  By motion, dated May 19, 2009 (the “SJ Motion”), the Debtors sought entry of an order granting summary judgment in their favor and directing turnover of the Disputed Accounts to WMI.  A hearing to consider the SJ Motion was held on October 22, 2009 and the matter is sub judice.  The Creditors’ Committee and the Bank Creditors have intervened in the Turnover Action.

H. On June 24, 2009, the Bankruptcy Court denied motions by the FDIC Receiver and JPMC to stay or dismiss the Turnover Action and the JPMC Action in favor of proceedings before the D.C. District Court in the WMI Action (the “Bankruptcy Stay Motions”).  The Bankruptcy Stay Motions are the subject of pending appeals or, in the alternative, motions for leave to appeal to the United States District Court for the District of Delaware (the “Delaware District Court”) and to a motion by the FDIC Receiver for certification for immediate appeal to the United States Court of Appeals for the Third Circuit.

I. By order, dated January 30, 2009 (the “Bar Date Order”), the Bankruptcy Court established March 31, 2009, at 5:00 p.m. (Eastern Time) (the “Bar Date”), as the date and time by which all proofs of claim against the Debtors and their chapter 11 estates must be filed with the Bankruptcy Court in the manner and form set forth in the Bar Date Order.

J. On or prior to the Bar Date, JPMC and certain of the other JPMC Entities filed proofs of claim against the Debtors and their chapter 11 estates (collectively, the “JPMC Claims”), which JPMC Claims are listed on Exhibit “A” hereto.  As of the date hereof, the Debtors have not interposed a substantive objection to the JPMC Claims.

K. On or prior to the Bar Date, the FDIC Receiver filed the following proof of claim against the Debtors and their chapter 11 estates (collectively, the “FDIC Claim”):

1. Claimant	2. Claim No.	3. Debtor	4. Claim Amount
5. Federal Deposit Insurance Corporation, as Receiver for Washington Mutual Bank	6. 2140	7.WMI	8.Unliquidated

As of the date hereof, the Debtors have not interposed a substantive objection to the FDIC Claim.

L. Proofs of claim have been filed, timely or otherwise, against the Debtors and their chapter 11 estates by holders, including the Bank Creditors, of funded indebtedness against WMB (collectively, the “Bank Bondholder Claims”), which Bank Bondholder Claims are listed on Exhibit “B” hereto.  The Debtors, as joined by the Creditors’ Committee, have interposed an objection to the Bank Bondholder Claims.

M. From and after the Petition Date, the Debtors and JPMC have cooperated to, among other things, (1) determine the respective ownership of assets and responsibility for any corresponding liabilities, (2) facilitate the Debtors’ distillation of financial information and (3) prepare and file, with the assistance of the FDIC Receiver, consolidated tax returns for WMI, WMB and certain of their respective subsidiaries and Affiliates.

N. By order, dated June 24, 2009, the Bankruptcy Court authorized and permitted the Debtors to conduct discovery pursuant to Rule 2004 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) in order to facilitate the Debtors’ inquiry into the existence of potential additional claims and causes of action of the Debtors and the Debtors’ chapter 11 estates against JPMC (the “Rule 2004 Inquiry”).  By order, dated February 16, 2010, the Bankruptcy Court denied, without prejudice, the Debtors’ request to obtain discovery pursuant to Rule 2004 from certain entities and individuals.

O. The WMI Entities and the JPMC Entities resolved all issues among them relating to the treatment of WaMu Savings Plan and, by order, dated July 27, 2009, the Bankruptcy Court approved such agreement and directed the amendment of the JPMC Action to remove claims and causes of action associated therewith.

P. By order, dated December 2, 2009, the Bankruptcy Court granted JPMC’s Motion to Compel the Washington Mutual, Inc. Noteholders Group to Comply with Rule 2019 of the Federal Rules of Bankruptcy Procedure.  On December 14, 2009, the WMI Noteholders Group filed a notice of appeal therefrom (the “Rule 2019 Appeal”).

Q. On December 15, 2009, counsel for WMI sent two letters, entitled (1) “Freedom of Information Act Request” and (2) “Expedited Request for FDIC Exempt Records and Information” (collectively, the “Record Requests”).  The FOIA/PA Group of FDIC Corporate closed the Freedom of Information Act Request, FDIC Log No. 09-2053, on February 17, 2010.

R. Pursuant to that certain Settlement Agreement, dated as of May 21, 2010 (the “Initial Agreement”), by and among the Parties and certain holders of claims against and equity interests in the Debtors (collectively, the “Settlement Note Holders”), the parties thereto agreed to compromise and settle claims and causes of action set forth in, among other actions and proceedings, the WMI Action, the JPMC Action, the Turnover Action, the Rule 2004 Inquiry, the Debtors’ Claims, the JPMC Claims, the Bankruptcy Stay Motions and the appeals therefrom, the FDIC Claims and the asserted transfer of the Trust Preferred Securities.

S. By order, dated July 28, 2010, the Bankruptcy Court approved the appointment of Joshua R. Hochberg as examiner (the “Examiner”) to investigate among other things, the claims and action being compromised and settled and the assets being transferred pursuant to the terms and provisions of the Initial Agreement.

T. Subsequent to the execution of the Initial Agreement, the parties thereto agreed to modify the Initial Agreement to address changed circumstances,

including, without limitation, (1) the appointment of the Examiner and the passage of time associated with delivery of the Examiner’s final report and (2) a subsequent agreement in connection with Bank Bondholder Claims.  These modifications were set forth in that certain (y) Amended and Restated Settlement Agreement, dated as of October 6, 2010, as amended (the “Amended Agreement”), which, among other things, extended the termination date therein to December 31, 2010, subject to the rights of the Debtors and JPMC to further extend such date to January 31, 2011 and (z) Sixth Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code, dated October 6, 2010, as modified (the “Sixth Plan”).

U. On November 1, 2010, the Examiner issued his final report and determined that the compromise and settlement embodied in the Initial Agreement was fair, reasonable and in the best interests of the Debtors, their creditors and the Debtors’ chapter 11 estates.

V. Commencing on December 2, 2010, the Bankruptcy Court conducted a hearing to consider confirmation of the Sixth Plan and the reasonableness of the compromise and settlement set forth in the Amended Agreement.  Thereafter, (1) by order, dated December 20, 2011, the Bankruptcy Court (a) stated that it would be unable to render a decision by the December 31, 2010 termination date and (b) requested that the parties to the Amended Agreement inform the Bankruptcy Court as to whether the termination date of the Amended Agreement would be extended to January 31, 2011 and (2) in response thereto, the Debtors and JPMC, with the constent of the Creditors’ Committee, extended the termination date to January 31, 2011 and the Debtors filed a notice thereof with the Bankruptcy Court.

W. By opinion and order, each dated January 7, 2011, the Bankruptcy Court (1) denied confirmation of the Sixth Plan pending certain modifications being incorporated therein and (2) determined that (a) consummation of the transactions contemplated by the Amended Agreement was in the best interests of the Debtors, their creditors and the Debtors’ chapter 11 estates, and (b) the compromise and settlement embodied in the Amended Agreement was fair and reasonable.

X. Due to, among other things, the passage of time, (1) the Settlement Note Holders have determined not to further extend the termination date of the Amended Agreement and (2) as result thereof, the Debtors exercised their rights pursuant to Section 7.3 of the Amended Agreement and terminated the Amended Agreement.

Y. The Parties remain committed to the compromise and settlement set forth in the Amended Agreement, as modified herein, and have concluded that because of, among other things, the complexity, inherent delay and substantial expense of litigating the issues associated with the WMI Action, the JPMC Action, the Turnover Action, the Rule 2004 Inquiry, the Debtors’ Claims, the JPMC Claims, the Bankruptcy Stay Motions and the appeals therefrom, the FDIC Claim and the asserted transfer of the Trust Preferred Securities and the consequent issuance of the REIT Series, each as defined below, the length of time necessary to resolve each of the issues presented therein, the complexity and uncertainty involved and the concomitant disruption to the Debtors’ efforts to generate distributions for the benefit of the Debtors’ creditors and of the FDIC Receiver’s efforts to resolve matters with respect to the Receivership, it is in their respective best interests to resolve their disputes and related matters on the terms set forth in this Agreement and as embodied in the Plan, as defined below.  The Debtors further believe that the compromise and settlement provided herein is fair and reasonable, and in the best interests of the Debtors, the Debtors’ estates and their creditors.

Z. Contemporaneous with the execution and delivery of this Agreement, the Debtors have filed with the Bankruptcy Court that certain Modified Sixth Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code, dated February 7, 2011 (as the same may be amended or modified from time to time in accordance with the terms hereof and thereof, the “Plan”) and a supplemental disclosure statement in connection therewith (as amended, modified or supplemented from time to time, the “Disclosure Statement”).

NOW, THEREFORE, the Parties, in consideration of the promises, covenants and agreements herein described and for other good and valuable consideration acknowledged by each of them to be satisfactory and adequate, and intending to be legally bound, do hereby mutually agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Recitals.  The recitals set forth above are incorporated by reference and are explicitly made a part of this Agreement.

Section 1.2. Definitions.  The following definitions shall apply to and constitute part of this Agreement and all schedules, exhibits and annexes hereto:

“Acquisition JPMC Entities” shall mean JPMC in its capacity as the “Acquiring Bank” pursuant to the Purchase and Assumption Agreement and each former subsidiary of WMB acquired pursuant to the Purchase and Assumption Agreement (including each entity into which such former subsidiary may have been merged, consolidated or liquidated), together with JPMC in its capacity as the “Purchaser” pursuant to the Purchase and Assumption Agreement.

“Actions” shall mean, collectively, the WMI Action, the JPMC Action, the Turnover Action, the Record Requests, the Rule 2004 Inquiry and the Bankruptcy Stay Motions, together with any and all appeals therefrom, the Rule 2019 Appeal and any proceeding arising from the motions, dated June 23, 2009, to withdraw the reference for the WMI Action and the JPMC Action, respectively.

“Admin Account” shall mean that certain account, Account No. xxxxxx1206, maintained by WMI at WMB and having a balance as of the Petition Date in the approximate amount of Fifty Two Million Six Hundred Thousand Dollars ($52,600,000.00).

“Affiliate” shall mean, with respect to any specified entity, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified entity.

“Affiliate Managed Fund” shall mean, with respect to any specified entity, a fund, money market account, investment account or other account managed, directly or indirectly by such entity, by an Affiliate of such entity, by such entity’s investment manager, or by an Affiliate of such investment manager.

“Affiliated Banks” shall mean WMB and Washington Mutual Bank fsb (“FSB”).

“Allowed Claim” shall have the meaning ascribed to it in the Plan.

“American Savings Litigation” shall mean that certain litigation styled American Savings Bank, F.A. v. United States, No. 92-872C, currently pending in the United States Court of Federal Claims.

“Anchor Litigation” shall mean that certain litigation styled Anchor Savings Bank, FSB v. United States, No. 95-39C, pending in the United States Court of Federal Claims, and as an appeal in the United States Court of Appeals for Federal Circuit as Anchor Savings Bank, FSB v. United States, No. 2008-5175, -5182.

“Assumed Liabilities” shall mean, collectively, and except as otherwise set forth in this Agreement, the obligations, undertakings and liabilities expressly assumed by JPMC and the Acquisition JPMC Entities herein, as follows:  (a) to the extent payment or performance of such liability or obligation arising from or relating to the period from and after the Effective Date, all obligations, undertakings and liabilities relating to such payment or performance, and (b) to the extent payment or performance of such liability or obligation was due during the period prior to the Effective Date, all obligations, undertakings and liabilities relating to such payment or performance to the extent of, and in the amounts of, the contractual obligations, undertakings and liabilities arising from or relating to such obligations, undertakings and liabilities; provided, however, that, for purposes of clause (b) above, or to the extent that the delay in payment or performance thereof was due to the actions or inactions, as the case may be, of the WMI Entities, “Assumed Liabilities” shall not include (i) any damages or compensation for any default, failure to perform or delay in the performance or payment of any obligations, undertakings, or liabilities in connection with such assets or agreements, whether or not provided for in any agreement, document, applicable provision of law or otherwise, (ii) any damages, losses, liabilities, claims or causes of action that are based in tort or on any statute, regulation, rule or principle of applicable or common law or promulgated by governmental or regulatory authority or agency, or that otherwise are extra contractual, or (iii) any special, exemplary, consequential or punitive damages.

“BKK Litigation” shall mean that litigation styled California Dep’t. of Toxic Substances Control, et al. v. American Honda Motor Co, Inc., et al., No. CV05-7746 CAS (JWJ), currently pending in the United States District Court for the Central District of California.

“Bond Indemnity” shall mean that certain General Agreement of Indemnity, dated as of June 14, 1999, executed and delivered by WMI in connection with the issuance of the Bonds.

“Bonded Obligations” shall mean, collectively, those liabilities with respect to which the Bonding Companies issued the Bonds, whether or not such obligations are contingent, unliquidated or disputed.

“Bonding Companies” shall mean, collectively, Safeco Insurance Company and each other insurance or bonding company that issued Bonds pursuant to the Bond Indemnity.

“Bonds” shall mean the bonds issued by the Bonding Companies on behalf of one or more of the Affiliated Banks or their Affiliates, each as identified on Exhibit “D” hereto, together with the numbers of the respective proofs of claim which have been filed with the Bankruptcy Court in connection therewith.

“Business Day” shall mean a day other than a Saturday, a Sunday or any other day on which commercial banks in New York, New York are required or authorized to close by law or executive order.

“Buus Litigation” shall mean that certain litigation styled Buus v. Washington Mutual Pension Plan, et al., No. 07-CV-903 (MJP), currently pending in the United States District Court for the Western District of Washington.

“Claims” shall mean any and all claims, causes of action, liabilities, obligations, undertakings, damages, losses or other rights or remedies, whether at law or in equity, including, without limitation, all “claims” as defined in section 101(5) of the Bankruptcy Code.

“Confirmation Order” shall mean the order of the Bankruptcy Court confirming the Plan in accordance with section 1129 of the Bankruptcy Code, approving the compromise and settlement set forth in this Agreement and directing the consummation of the transactions contemplated herein, which order shall be in form and substance reasonably satisfactory to the Debtors, JPMC, the FDIC Receiver, FDIC Corporate and the Creditors’ Committee.

“Disputed Accounts” shall mean the amounts and intercompany balances identified with the account numbers set forth on Exhibit “E” hereto.

“Effective Date” shall mean the first (1st) Business Day after the date on which all conditions to effectiveness set forth in Section 7.2 hereof shall have been satisfied or, to the extent not satisfied, waived in writing, in whole or in part, by each of the Parties.

“ERISA Litigation” shall mean that certain litigation styled In re Washington Mutual, Inc. ERISA Litigation, No. C07-1874 (MJP), currently pending in the United States District Court for the Western District of Washington.

“FDIC Escrow Account” shall mean the account established pursuant to the terms and conditions set forth in the Escrow Agreement attached hereto as Exhibit “F”.

“FDIC Order of Investigation” shall mean any “Order of Investigation” (or similarly titled investigative or regulatory action or proceeding) issued or commenced by, or in the name of, the FDIC Receiver or FDIC Corporate (as the case may be) pursuant to applicable provisions of the Federal Deposit Insurance Act, as amended, (including 12 U.S.C. §1818(n) and 12 U.S.C. §1821(d)(2)(l)) relating to any actual or potential investigation based upon, arising from, or in connection with the acts of former officers, directors, advisors and service providers of WMB or FSB (or their respective predecessors, successors or assigns).  Without in any way limiting the foregoing, for purposes of this definition, subject matters covered by any such “Order of Investigation” shall include, but not be limited to, (a) compliance (or non-compliance) with applicable banking laws, rules and regulations, (b) fraudulent practices related to WMB’s retail banking, mortgage lending, small business lending and credit card operations and activities, (c) employee compensation and benefit arrangements, (d) the capitalization or under-capitalization of WMB, as the case may be, (e) the improper payment of dividends or other payments by WMB or FSB, as the case may be, to WMI and (f) general allegations of fraud, breach of duty or gross negligence.

“FDIC Stay Relief Motion” shall mean the motion, dated November 4, 2009, filed by the FDIC Receiver in the Bankruptcy Court seeking relief from the automatic stay pursuant to section 362 of the Bankruptcy Code in order to exercise rights pursuant to Section 9.5 of the Purchase and Assumption Agreement.

“Final Order” shall mean an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the applicable subject matter which has not been reversed, stayed, modified or amended and as to which (a) any right to appeal or seek certiorari, review, reargument, stay or rehearing has expired and no appeal or petition for certiorari, review, reargument, stay or rehearing is pending, or (b) an appeal has been taken or petition for certiorari, review, reargument, stay or rehearing has been filed and (i) such appeal or petition for certiorari, review, reargument, stay or rehearing has been resolved by the highest court to which the order or judgment was appealed or from which certiorari, review, reargument, stay or rehearing was sought or (ii) the time to appeal further or seek certiorari, review, reargument, stay or rehearing has expired and no such further appeal or petition for certiorari, review, reargument, stay or rehearing is pending; provided, however, that the possibility that a motion pursuant to Rule 60 of the Federal Rules of Civil Procedure or Bankruptcy Rule 9024 may be filed relating to such order shall not cause such order to not be a Final Order.

“Group” shall mean (a) for U.S. federal income Tax purposes, any affiliated group of corporations within the meaning of section 1504 of the IRC, and (b) for state, local or foreign Tax purposes, any group of corporations that filed (or was required to file) as a combined, unitary or consolidated group under state, local or foreign Tax laws, with respect to which, for purposes of both clause (a) and clause (b) hereof, (i) any of the WMI Entities (or any predecessors thereof) is or was a member and (ii) WMB (or any predecessor thereof) or any subsidiary of WMB (or any predecessor thereof) as of September 24, 2008 is or was also a member.

“Group Taxes” shall mean any Taxes of the Group, as well as any Taxes imposed by the State of California in 2008 on any member of the U.S. consolidated group of which WMI was the common parent, whether imposed on a separate return basis, or on a combined, unitary or consolidated group basis.

“Homeownership Carryback” shall mean Section 13 of the Worker Homeownership, and Business Assistance Act of 2009.

“Homeownership Carryback Refund Amount” shall mean the amount of U.S. federal income Tax refunds of Pre-2009 Group Taxes that are solely attributable to the Homeownership Carryback less any Homeownership Refund Taxes or any decreases in refunds that would have been receivable without the Homeownership Carryback.

“Homeownership Carryback Threshold” shall mean the amount of Net Tax Refunds that would be a receivable applying the Tax law in effect on the date of calculation, but with the provisions of the IRC amended by the Homeownership Carryback replaced by the provisions of the IRC that would be in effect if the Homeownership Carryback had not been enacted, and without taking into account any Refund Related Group Taxes in excess of the Refund Related Group Taxes that would have been incurred if the IRC had not been amended by the Homeownership Carryback.

“Homeownership Refund Taxes” shall mean Taxes imposed on the Group (or any member of the Group) that would not have been imposed on the Group (or any member of the Group) but for the receipt, by the Group, a member of the Group or any Party to this Agreement, of Tax refunds that are attributable to the Homeownership Carryback.

“IAA/FDIC” shall mean that certain letter agreement, dated November 19, 2008, between the Debtors, the Creditors’ Committee and the FDIC Receiver, as may be amended.

“IAA/JPMC” shall mean that certain Information Access Agreement, dated November 21, 2008, between the Debtors and JPMC, as amended.

“Interchange Litigation”  shall mean, collectively, that certain litigation styled (a) In re Payment Card Interchange Fee and Merchant-Discount Antitrust Litigation, Master File No. 1:05-md-1720-JG-JO, currently pending in the United States District Court for the Eastern District of New York (“MDL 1720”), including any litigation that is transferred for coordinated or consolidated proceedings at any time to MDL 1720 by the Judicial Panel on Multidistrict Litigation or otherwise included at any time in MDL 1720 by order of any court of competent jurisdiction, and (b) Attridge v. Visa U.S.A. Inc. et al., Case No. CGC-04-436920, currently pending in California Superior Court.

“IRC” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

“IRS” shall mean the Internal Revenue Service.

“Issuing Trusts” shall mean Washington Mutual Preferred (Cayman) I, Washington Mutual Preferred Funding Trust I, Washington Mutual Preferred Funding Trust II, Washington Mutual Preferred Funding Trust III and Washington Mutual Preferred Funding Trust IV.

“JPMC Allowed Unsecured Claim” shall mean, collectively and in the aggregate, the claims of JPMC set forth in Section 2.22 hereof, which claims shall be classified with and treated in the same manner as other allowed general unsecured claims pursuant to the Plan; provided, however, that, in the sole and absolute discretion of the Debtors, for purposes of this Agreement and the compromise and settlement embodied herein, each Allowed Claim comprising the JPMC Allowed Unsecured Claim may be counted as a separate claim for purposes of voting to accept or reject the Plan.

“JPMC Escrow Account” shall mean the account at JPMorgan Chase Bank, National Association, established pursuant to the terms and conditions set forth in the Escrow Agreement attached hereto as Exhibit “F”.

“Lakeview Plan” shall mean that certain Retirement Income Plan for the Salaried Employees of Lakeview Savings Bank, which plan is intended to satisfy the tax requirements of Section 401 of the IRC and is sponsored by WMI.

“Net Tax Refunds” shall mean the sum of (a) the amount of refunds of Pre-2009 Group Taxes deposited into the Refund Escrow Account plus (b) the amount of refunds of Pre-2009 Group Taxes actually received on or after the Petition Date by any Party (other than any refunds deposited in the Disputed Accounts and the WMI Accounts governed by Section 2.1 hereof), any current or future subsidiary of any Party, any entity that is or was a subsidiary of any Party at any time on or after the Petition Date, any entity that is or was an Affiliate at any time on or after the Petition Date of any Party, any successor of any Party (including, for the avoidance of doubt, any liquidating trust established pursuant to the Plan) or any member of any Group that, for whatever reason, has not been deposited in the Refund Escrow Account (treating, for all purposes under this definition of “Net Tax Refunds” and for all purposes under Section 2.4 hereof, any credit, offset or abatement of any post-2008 Group Taxes received by any person arising because of an entitlement to a refund of Pre-2009 Group Taxes as a refund of Pre-2009 Group Taxes actually received by such person), and shall be computed net of (i) any Pre-2009 Group Tax Liabilities and any contingency fee relating to such refunds, (ii) any fees and expenses described in the second-to-last sentence of Section 2.4(i) hereof and (iii) any out-of-pocket expenses incurred by WMI or JPMC after the date hereof and solely relating to services performed after the date hereof with respect to outside legal or other tax advisors (which, for the avoidance of doubt, does not include Alvarez & Marsal LLC or any of its Affiliates) that are participating in any proceeding with any Tax Authorities to resolve any issues with Pre-2009 Group Taxes.  For the avoidance of doubt, the inclusion of clause (iii) in the preceding sentence shall not reduce the amount that the FDIC Receiver would be entitled to receive pursuant to the terms and provisions of Section 2.4 hereof.

“Person” shall mean an individual, corporation, limited liability corporation, professional corporation, limited liability partnership, partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and any spouses, heirs, predecessors, successors, representatives or assignees of any of the foregoing.

“Plan Contribution Assets” shall mean all right, title and interest of the WMI Entities, the JPMC Entities and the FDIC Parties in and to the assets set forth on Exhibit “G” hereto.

“Pre-2009 Group Taxes” shall mean Group Taxes determined, paid or imposed with respect to taxable periods ended on or prior to December 31, 2008 (including, for the avoidance of doubt, amounts that have been paid with respect to such period but may subsequently be refunded by a Tax Authority due to overpayment, a carryback of net operating losses, capital losses or other tax attributes, or a carryforward of net operating losses, capital losses or other tax attributes), and Refund Related Group Taxes.  For the purpose of calculations made pursuant to this Agreement, any refund of Pre-2009 Group Taxes shall include both (a) the interest component of any such refund paid by a Tax Authority and (b) any interest otherwise earned on such refund prior to the date on which such refund is deposited into the Refund Escrow Account.

“Pre-2009 Group Tax Liabilities” shall mean any and all Pre-2009 Group Taxes:

(a)           which, on or after the Petition Date, have been paid by, or on behalf of, the WMI Entities or any members of the Group (and, for the avoidance of doubt, including as “payment” the crediting or offsetting of any refunds of Pre-2009 Group Taxes against any non-Pre-2009 Group Taxes to which the WMI Entities or any members of the Group would otherwise have been entitled);

(b)           which are unpaid but have been assessed against either of the WMI Entities (including any predecessor thereof) in their individual capacity or their capacity as common parent, key corporation or the like or any members of the Group, and in each case, such assessment has become final or has been reasonably agreed to with the relevant Taxing Authority pursuant to the procedures set forth in Section 2.4 hereof; or

(c)           for which either of the WMI Entities (or any predecessor thereof) or any member of the Group is otherwise liable.

“Purchase Price” shall mean the consideration paid, sold, assigned and transferred by the Acquisition JPMC Entities pursuant to the 363 Sale and Settlement, including, without limitation, (a) the contribution and waiver of distributions with respect to the JPMC Allowed Unsecured Claim, (b) the waiver of any and all right, title and interest the Acquisition JPMC Entities may have in or to the Plan Contribution Assets being retained by the Debtors pursuant to the terms of this Agreement and the Plan, (c) the assumption of the Assumed Liabilities and (d) the payment of certain Allowed Claims pursuant to the Plan.

“Qualified Plans” shall mean, collectively, the Lakeview Plan and the WaMu Pension Plan.

“Refund Escrow Account” shall mean the account established pursuant to the terms and conditions of that certain Escrow Agreement, the form of which is attached hereto as Exhibit “F”.

“Refund Related Group Taxes” shall mean any U.S. federal income Taxes imposed on the Group or WMB, as a direct result of the allowance or receipt of any refunds, credits or offsets of Pre-2009 Group Taxes (including any interest component of such refunds, credits or offsets) or the carryback of any net operating losses resulting in such refunds, credits or offsets, for which a cash or equivalent payment is made to the IRS either (1) by virtue of the allowance or receipt of such refunds, credits or offsets of Pre-2009 Group Taxes, or (2) on the triggering of any negative basis in the shares of WMB at the time of a deconsolidation of WMB.  The maximum amount that shall be considered a Refund Related Group Tax under subsection (2) of this definition is the amount of U.S. federal income Taxes that would be imposed if the negative basis (if any) were no greater than the negative basis that would exist (if any) if the basis of the WMB shares held by WMI on December 31, 2008 were reduced by the total net operating losses used to offset Pre-2009 Group Taxes.

“REIT Series” shall mean, collectively, those certain (a) Series I Perpetual Non-Cumulative Fixed-To-Floating Preferred Stock, (b) Series J Perpetual Non-Cumulative Fixed Rate Preferred Stock, (c) Series L Perpetual Non-Cumulative Fixed-To-Floating Rate Preferred Stock, (d) Series M Perpetual Non-Cumulative Fixed-To-Floating Rate Preferred Stock, and (e) Series N Perpetual Non-Cumulative Fixed-To-Floating Rate Preferred Stock.

“REIT Trust Holders” shall mean those entities which are holders of record of the REIT Series as of the record date for purposes of voting to accept or reject the Plan, including, without limitation, the Settlement Note Holders.

“Related Actions” shall mean the Actions, the Texas Litigation or any claims objection process with respect to the JPMC Claims or the FDIC Claim or any similar proceeding that could have been brought by the Parties against any Releasees in the Bankruptcy Court or such other court of competent jurisdiction prior to the date hereof.

“Released Claims” shall mean, collectively, (a) any and all WMI Released Claims, JPMC Released Claims, FDIC Released Claims, Settlement Note Released Claims and Creditors’ Committee Released Claims, (b) claims or causes of action that arise in, relate to or have been or could have been asserted (i) in the Chapter 11 Cases, the Receivership or the Related Actions, or (ii) by the Debtors (with respect to releases given by the Debtors) and by Creditors relating to Claims or holders of Equity Interests relating to Equity Interests, as the case may be, they have against the Debtors (with respect to releases given by Creditors or holders of Equity Interests, as the case may be), and (c) claims that otherwise arise from or relate to the Receivership, the Purchase and Assumption Agreement, the 363 Sale and Settlement, the Plan, this Agreement, and the negotiations and compromises set forth in this Agreement and the Plan, including, without limitation, in connection with or related to any of the Debtors, the Affiliated Banks, and their respective subsidiaries, assets, liabilities, operations, property or estates, the assets to be received by JPMC pursuant to this Agreement, the Debtors’ Claims, the JPMC Claims, the FDIC Claim, the WMI/WMB Intercompany Claims, any intercompany claims on the books of WMI or WMB related to the WaMu Pension Plan or the Lakeview Plan, or the Trust Preferred Securities (including, without limitation, the creation of the Trust Preferred Securities, the financing associated therewith, the requested assignment of the Trust Preferred Securities by the Office of Thrift Supervision and the transfer and the asserted assignment of the Trust Preferred Securities subsequent thereto); provided, however, that “Released Claims” does not include (1) any and all claims that the JPMC Entities, the Receivership, the FDIC Receiver and the FDIC Corporate are entitled to assert against each other or any other defenses thereto pursuant to the Purchase and Assumption Agreement, which claims and defenses shall continue to be governed by the Purchase and Assumption Agreement, (2) any and all claims held by entities against WMB, the Receivership and the FDIC Receiver solely with respect to the Receivership, and (3) any avoidance action or claim objection regarding an Excluded Party or the WMI Entities, WMB, each of the Debtors’ estates, the Reorganized Debtors and their respective Related Persons; and, provided, further, that “Released Claims” is not intended to release, nor shall it have the effect of releasing, any party from the performance of its obligations in accordance with this Agreement, the Confirmation Order or the Plan.

“Releasees” shall mean, collectively, the WMI Releasees, the JPMC Releasees, the FDIC Releasees and the Creditors’ Committee Releasees, each as defined below.

“Releasing REIT Trust Holder” shall mean a REIT Trust Holder that (a) votes to accept the Plan, (b) does not otherwise interpose an objection to confirmation of the Plan as it relates to the REIT Series or the Trust Preferred Securities, (c) acknowledges that JPMC or its designee is the sole legal, equitable and beneficial owner of the Trust Preferred Securities for all purposes and that such REIT Trust Holder has no legal, equitable or beneficial interest in the Trust Preferred Securities, and (d) executes and delivers the release of claims against the Releasees, as set forth in Section 2.24 hereof, and as incorporated into the ballot with respect to the solicitation of acceptances and rejections to the Plan; provided, however, that, in the event that the class of REIT Series Holders as set forth in the Plan (Class 19) accepts the Plan in accordance with the provisions of section 1126 of the Bankruptcy Code, “Releasing REIT Trust Holder” shall be deemed to include each REIT Trust Holder and each REIT Trust Holder shall be deemed to have executed and delivered the release of claims against the Releasees, as set forth in Section 2.24 hereof, and shall receive the requisite payment or distribution from JPMC in accordance with the provisions of Section 2.24 hereof and the Plan.

“Releasor” shall mean any Person that provides a release to any of the Releasees pursuant to the terms of this Agreement.

“Reorganized Debtors” shall mean WMI and WMIIC, as reorganized.

“Schedules” shall mean the schedules of liabilities, as such schedules have been or may be amended during the period up to and including the Effective Date, filed by the Debtors with the Bankruptcy Court pursuant to Rule 1007(b) of the Federal Rules of Bankruptcy Procedure.

“Tax Authority” shall mean any federal, state, local or foreign government, or agency, instrumentality or employee thereof, court or other body (if any) charged with the administration of any Law relating to Taxes.

“Tax Dispute Resolution Procedure” shall mean the procedures to be used by WMI, JPMC and the FDIC Receiver to reconcile issues associated with the calculation and estimation of Taxes, all as set forth in Section 2.4(i) hereof.

“Tax Return” shall mean any return, declaration, form, election letter, report, statement, estimates, information return, or other information filed or required to be filed with respect to any Taxes, including any schedule or attachment thereto or amendment thereof, including any claim for a Tax refund.

“Taxes” shall mean (a) all federal, state, local or foreign taxes, including, without limitation, all net income, alternative minimum, net worth or gross receipts, capital, value added, franchise, profits and estimated taxes, and (b) all interest, penalties, fines, additions to tax or additional amounts imposed by any Tax Authority or paid in connection with any item described in clause (a) hereof.

“Texas Litigation” shall mean that certain litigation styled American National Insurance Company v. FDIC, Case No. 09-1743 (RMC), currently pending in the D.C. District Court.

“363 Sale and Settlement” shall mean, collectively, the compromise and settlement set forth herein pursuant to Bankruptcy Rule 9019 and the Plan regarding, among other things, and including, without limitation, agreements with respect to the ownership of the Plan Contribution Assets and the sale, transfer and assignment pursuant to the Plan and sections 363 and 365 of the Bankruptcy Code (a) of any and all right, title and interest any of the WMI Entities may have in (i) the Trust Preferred Securities, (ii) any checks made out to or funds received by WMI, or otherwise for the benefit of the WMI Medical Plan, the JPMorgan Chase Flexible Benefits Plan for Heritage WaMu Active Employees and the JPMorgan Chase Flexible Benefits Plan for Heritage WaMu Retirees, (iii) the JPMC Rabbi Trusts and the JPMC Policies, as defined below, (iv) the WaMu Pension Plan and the Lakeview Plan and all of the sponsor’s interest in the assets contained in any trusts or otherwise associated with such plans, (v) the WMI Medical Plan, (vi) certain intellectual property set forth in Section 2.17 hereof, (vii) the Anchor Litigation, (viii) the Visa Shares, (ix) JPMC Wind Investment Portfolio LLC, (x) the Bonds, and (xi) certain tax refunds as set forth in Section 2.4 hereof, in the case of each of the foregoing (a)(i) through (a)(xi), to JPMC or its designee, free and clear of all liens, Claims, interests and encumbrances of any Person, other than the Claims, interests, liens and encumbrances of any JPMC Entity, if any, and (b) of any and all right, title and interest of an Acquisition JPMC Entity and any subsidiary or Affiliate of an Acquisition JPMC Entity may have in (i) HS Loan Corporation, (ii) the WMI Rabbi Trust and the WMI Policies, as defined below, (iii) the intellectual property referred to in Section 2.17 hereof, and (iv) certain tax refunds as set forth in Section 2.4 hereof, in the case of each of (b)(i) through (b)(iv) to the WMI Entities or their designee, free and clear of all liens, Claims, interests and encumbrances of any Person, other than the Claims, interests, liens and encumbrances of the WMI Entities; provided, however, that, in accordance with section 1146 of the Bankruptcy Code, the sales, transfers or assignments contemplated herein pursuant to the 363 Sale and Settlement shall not be subject to any transfer or stamp tax.

“Trust Preferred Holders” shall mean, collectively, all holders of any legal, equitable or beneficial interest in any Trust Preferred Securities, including the holders of record of any REIT Series as of the date on which the Bankruptcy Court approves the Disclosure Statement, including, without limitation, the Settlement Note Holders.

“Trust Preferred Securities” shall mean, collectively, those certain (a) Washington Mutual Preferred Funding (Cayman) I Ltd. 7.25% Perpetual Non-Cumulative Preferred Securities, Series A-1, (b) Washington Mutual Preferred (Cayman) I Ltd. 7.25% Perpetual Non-Cumulative Preferred Securities, Series A-2, (c) Washington Mutual Preferred Funding Trust I Fixed-to-Floating Rate Perpetual Non-Cumulative Trust Securities, (d) Washington Mutual Preferred Funding Trust II Fixed-to-Floating Rate Perpetual Non-Cumulative Trust Securities, (e) Washington Mutual Preferred

Funding Trust III Fixed-to-Floating Rate Perpetual Non-Cumulative Trust Securities, and (f) Washington Mutual Preferred Funding Trust IV Fixed-to-Floating Rate Perpetual Non-Cumulative Trust Securities.

“Unknown Claims” shall mean any Released Claim, as defined herein, that any Releasor, as defined herein, does not know or suspect to exist in his, her or its favor at the time of giving the release in this Agreement that if known by him, her or it, might have affected his, her or its settlement and release in this Agreement. With respect to any and all Released Claims, each Releasor shall expressly waive or be deemed to have waived, and by operation of the Confirmation Order shall have waived the provisions, rights and benefits of California Civil Code § 1542 (to the extent it applies herein), which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTORS.

Each Releasor expressly waives, and shall be deemed to have waived, and by operation of the Confirmation Order shall have waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, that is similar, comparable or equivalent in effect to California Civil Code § 1542.  The Releasors may hereafter discover facts in addition to or different from those that any of them now knows or believes to be true with respect to the subject matter of the Released Claims, but each Releasor shall expressly have and shall be deemed to have, and by operation of the Confirmation Order shall have fully, finally and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, that now exist or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including conduct that is negligent, reckless, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. Each Releasor acknowledges and shall be deemed to have acknowledged, and by operation of the Confirmation Order shall have acknowledged, that the foregoing waiver was separately bargained for and a key element of the settlement of which this release is a part.

“Visa Shares” shall mean the 3.147 million Class B shares of Visa Inc. held by WMI and set forth on the Schedules and/or WMI’s books and records as of the Petition Date.

“WaMu Pension Plan” shall mean that certain WaMu Pension Plan, which plan is intended to satisfy the tax requirements of Section 401 of the IRC and is sponsored by WMI.

“WMI Accounts” shall mean the accounts as set forth on Exhibit “E” hereto that are not Disputed Accounts.

“WMI Entities” shall mean WMI, WMIIC, Ahmanson Obligation Company, H.S. Loan Corporation, Marion Insurance Company, WAMU 1031 Exchange, WM Mortgage Reinsurance Company, Inc., WM Citation Holdings, LLC, Washington Mutual Finance Group, LLC, Soundbay Leasing LLC, WMGW Delaware Holdings LLC, WMI Rainier LLC and Washington Mutual Capital Trust.

“WMI Medical Plan” shall mean Washington Mutual, Inc. Flexible Benefits Plan.

“Washington Mutual Escrow Account” shall mean the account at Wells Fargo Bank, N.A. established pursuant to the terms and conditions set forth in the Escrow Agreement attached hereto as Exhibit “F”.

Section 1.3. Other Terms.  Other terms may be defined elsewhere in this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement. As used in this Agreement, any reference to any federal, state, local, or foreign law, including any applicable law, will be deemed also to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include”, “includes”, and “including” will be deemed to be followed by “without limitation”. Pronouns in masculine, feminine, or neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement”, “herein”, “hereof”, “hereby”, “hereunder”, and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

Section 1.4. Interpretation.  The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement.

ARTICLE II

SETTLEMENT TERMS

Section 2.1. WMI Accounts and Disputed Accounts.  On the Effective Date, and in partial consideration for the assets sold pursuant to the 363 Sale and Settlement, (a) the JPMC Entities and the FDIC Parties shall (i) waive any and all claims, rights and liabilities with respect to the WMI Accounts and the Disputed Accounts, including, without limitation, rights of setoff pursuant to section 553 of the Bankruptcy Code and other applicable law and (ii) take such actions, if any, as may be reasonably requested by WMI, including, without limitation, (A) filing with the Bankruptcy Court such notices or pleadings setting forth the waiver of any and all interest in the WMI Accounts and the Disputed Accounts by the JPMC Entities and the FDIC Parties and (B) seeking the dismissals referred to in Section 2.6(b) hereof, (b) the FDIC Parties shall waive and release any and all rights to seize or set off the WMI Accounts and the Disputed Accounts and any funds contained therein in accordance with Section 9.5 of the Purchase and Assumption Agreement, including, without limitation, by withdrawing, with prejudice, the FDIC Stay Relief Motion, and (c) JPMC shall pay to WMI, or such other of the WMI Entities as WMI shall designate, the amounts contained in the Disputed Accounts and the WMI Accounts as of the Effective Date, net of eighty percent (80%) of the amounts received by WMI during the period from the Petition Date up to and including the date hereof attributable to refunds of Pre-2009 Group Taxes deposited into the Disputed Accounts and the WMI Accounts (including the interest component of any such refunds and interest, if any, earned thereon), free and clear of all liens, Claims, interests and encumbrances of any Person.  Without limiting the generality of the foregoing, on and effective as of the Effective Date, JPMC, as successor to WMB, shall (y) release any security interest in or lien upon the Admin Account and the monies contained therein and (z) release and otherwise transfer the Admin Account and the funds contained therein in accordance with the direction of WMI.  To ensure allocation of any funds credited to the WMI Accounts and the Disputed Accounts in accordance with the terms and provisions of this Agreement, as soon as practicable following execution and delivery of this Agreement, but in no event later than five (5) Business Days subsequent hereto, JPMC shall take any and all action as is appropriate or as WMI may reasonably request to verify all amounts credited or debited to the WMI Accounts and the Disputed Accounts from and after the Petition Date and shall provide copies of all such documentation to the FDIC Receiver contemporaneously with the delivery thereof to WMI.

Section 2.2. Deposit Account Interest.  From and after the date hereof, interest shall continue to accrue or be deemed to accrue on the balances specified for the WMI Accounts and the Disputed Accounts at the greater of (a) three (3) basis points and (b) such other amount as may be quoted by JPMC as applicable to one, three and six month rates, as selected by WMI in its sole and absolute discretion.

Section 2.3. Trust Preferred Securities.  On and effective as of the Effective Date, and pursuant to the 363 Sale and Settlement, (a) JPMC or its designee shall be deemed to be the sole legal, equitable, and beneficial owner of the Trust Preferred Securities for all purposes, (b) the WMI Entities and the FDIC Parties shall be deemed to have sold, transferred, and assigned any and all right, title and interest the WMI Entities may have or may ever have had in the Trust Preferred Securities, free and clear of any Claims, liens, interests and encumbrances of any Person, other than the Claims, interests, liens and encumbrances of JPMC, if any, (c) any obligation of WMI to transfer the Trust Preferred Securities to WMB, including in accordance with that certain

Assignment Agreement, effective as of September 25, 2008, between WMI and WMB, shall be deemed to have been fully satisfied by the contribution to WMB of the Trust Preferred Securities as of September 25, 2008 and thereafter sold and transferred to JPMC in accordance with the Purchase and Assumption Agreement, (d) WMI and the FDIC Parties consent to the sale and transfer of such obligations to JPMC and the Trust Preferred Securities shall be deemed to have been transferred by WMI to JPMC in satisfaction of such obligation as of September 26, 2008, (e) with respect to matters related to the Trust Preferred Securities, all persons and entities shall be authorized and directed to take instructions solely from JPMC or its designee with respect to those items as to which the owner is entitled to give instructions, (f) any and all persons and entities shall be authorized and directed to take necessary, proper or advisable actions and all other actions reasonably requested or instructed by JPMC to record, reflect, transfer, vest, assign, convey, and maintain, as necessary, that a transfer of the Trust Preferred Securities was made to WMI (and subsequently by WMI to JPMC) and that JPMC is the sole legal, equitable, and beneficial owner of the Trust Preferred Securities as transferee of WMI, including, without limitation, by:  (i) causing the applicable trustees, registrars, paying agents, depositary, and transfer agents to amend their records (including the securities registers of each Issuing Trust) to reflect a transfer of the Trust Preferred Securities to WMI and then to WMB, and to reflect JPMC as the sole legal, equitable, and beneficial owner of the Trust Preferred Securities; (ii) causing the trustees and boards of directors of the Issuing Trusts to take all necessary, proper and advisable action to reflect JPMC as the sole legal, equitable, and beneficial owner of the Trust Preferred Securities; and (iii) amending any agreements, articles, or declarations to reflect JPMC as the sole legal, equitable, and beneficial owner of the Trust Preferred Securities; and (g) all claims against the Debtors, the WMI Entities, the Acquisition JPMC Entities and the FDIC Parties with respect to the Trust Preferred Securities shall be released and withdrawn, with prejudice, including any claims under section 365(o) of the Bankruptcy Code or any priority claim under section 507(a)(9) of the Bankruptcy Code.

Section 2.4. Tax Matters.  It is the understanding of the Parties that this Section 2.4 allocates (i) the Homeownership Carryback Refund Amount thirty and three hundred fifty-seven thousandths percent (30.357%) to the FDIC Receiver and sixty-nine and six hundred forty-three thousandths (69.643%) to WMI, and (ii) all other Net Tax Refunds eighty percent (80%) to JPMC and twenty percent (20%) to WMI, and this Section 2.4 shall be interpreted in a manner consistent with this understanding.

(a) Cooperation; Control of Tax Matters.

(i) From and after the date hereof, WMI, JPMC and the FDIC Receiver (on behalf of WMB) shall cooperate with each other to maximize the amount of Net Tax Refunds received (which, for avoidance of doubt, includes taking such actions as necessary to ensure that net operating losses incurred in connection with Pre-2009 Group Taxes shall to the maximum extent possible be carried back in order to maximize Net Tax Refunds).  Notwithstanding anything in this Agreement or otherwise to the contrary, WMI and the FDIC Receiver (on behalf of WMB) agree to make and shall make (or cause to be made), if not already made, any elections or filings necessary to ensure that the 2008 tax year shall be the tax year of the Group to which the 5-year carryback available under Section 172(b)(1)(H)  of the Internal Revenue Code of 1986, as amended, shall apply (the “Election”).  Each of WMI and the FDIC Receiver represent that it has not made any election or filing which would make the Election invalid or inoperative in any way.

(ii) From and after the date hereof, subject to the terms and provisions of Section 2.4(a)(iii) hereof, but without otherwise limiting the foregoing, WMI, JPMC and the FDIC Receiver shall jointly control and administer all Pre-2009 Group Tax matters, in respect of all relevant Tax years, that (x) relate to U.S. federal income tax and (y) are reasonably expected to have a material effect on the amount of Net Tax Refunds to which the FDIC Receiver is entitled under this Agreement, provided, however, that the FDIC Receiver's concurrence shall not be required with respect to any settlement offers made or accepted by WMI on or before May 21, 2010, the principal terms of which have been evidenced in writing (whether or not such offer or acceptance is conditioned upon approval of any supervising authority).  For the avoidance of doubt, the preceding sentence shall not apply to give the FDIC Receiver joint control of any proceedings related to any of the predecessor entities listed on Schedule 2.4(a).  WMI and JPMC shall jointly control and administer all other Pre-2009 Group Tax matters, in respect of all relevant Tax years.  From and after the date hereof, WMI, JPMC and the FDIC Receiver shall consult with and keep one another fully informed on all other Pre-2009 Group Tax matters that are jointly controlled by WMI, JPMC and the FDIC Receiver pursuant to the first sentence of this Section 2.4(a)(ii), and their ongoing discussions with the applicable Tax Authorities in respect of such Group Tax matters.  From and after the date hereof, each of WMI and JPMC shall consult with and keep each other fully informed on all other Pre-2009 Group Tax matters and its ongoing discussions with the applicable Tax Authorities, and shall, from time-to-time, inform the FDIC Receiver of the status of all other Tax proceedings relating to Net Tax Refunds.  For purposes of the foregoing, the administration of Pre-2009 Group Tax matters shall include, without limitation, the resolution of all current and pending Tax controversies (both administrative and judicial), the filing of any related carryback claims, elections, and other Tax Returns, and the entering into any other related agreements with a Tax Authority, except to the extent that such actions must be, pursuant to a legal or regulatory requirement, undertaken by the FDIC Receiver on behalf of WMB (or any subsidiary of WMB on or before September 24, 2008).  For this purpose, JPMC and WMI will each have the right to participate in any meetings or proceedings related to the resolution of any Tax controversy that relates to the resolution of Pre-2009 Group Tax matters and each Party to this Agreement agrees to execute any forms, including (but not limited to) IRS Forms 2848, to authorize such participation upon the request of either JPMC or WMI; provided, however, in deciding whether to participate in any such meeting or proceeding, JPMC will give due consideration (in consultation with WMI and the FDIC Receiver) to whether participation by JPMC in any such meeting or proceeding would, in JPMC’s sole discretion, materially adversely affect the resolution of the Pre-2009 Group Tax matters at issue and related proceedings. Similarly, the FDIC Receiver will have the right to participate in any meetings or proceedings related to the resolution of any Tax controversy that relates to the resolution of Pre-2009 Group Tax matters that are  jointly controlled by WMI, JPMC and the FDIC Receiver pursuant to the first sentence of this Section 2.4(a)(ii), and each Party to this Agreement agrees to execute any forms, including (but not limited to) IRS Forms 2848, to authorize such participation upon the request of the FDIC Receiver; provided, however, in deciding whether to participate in any such meeting or proceeding, the FDIC Receiver will give due consideration (in consultation with WMI and JPMC) to whether participation by the FDIC Receiver in any such meeting or proceeding would, in the FDIC Receiver’s sole discretion, materially adversely affect the resolution of the Pre-2009 Group Tax matters at issue and related proceedings.   Notwithstanding WMI’s and JPMC’s control over the administration of certain Pre-2009 Group Tax matters, to the extent that any of the foregoing actions must be undertaken by the FDIC Receiver as a result of a legal or regulatory requirement, then the FDIC Receiver shall take any actions that are reasonably requested by WMI and JPMC jointly with respect to Pre-2009 Group Taxes.  None of WMI, JPMC and the FDIC Receiver shall, with respect to Taxes, make or change any Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, offset or other reduction in Tax liability, or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment relating to any Pre-2009 Group Tax matters unless it obtains the written consent of:  (x) in the case of any such action that is to be taken by WMI, JPMC and, to the extent it has joint control over with respect to the matter pursuant to the first sentence of this Section 2.4(a)(ii), the FDIC Receiver; (y) in the case of any such action that is to be taken by JPMC, WMI and, to the extent it has joint control over with respect to the matter pursuant to the first sentence of this Section 2.4(a)(ii), the FDIC Receiver; and (z) in the case of any such action that is to be taken by the FDIC Receiver, each of WMI and JPMC (which, in the case of each of (x), (y) and (z), shall not be unreasonably withheld or delayed).

(iii) From and after the date hereof, to the extent reasonably necessary to administer and resolve any Pre-2009 Group Tax matter, (A) JPMC shall provide each of WMI and the FDIC Receiver access in a reasonable and timely manner to historic WMI or WMB employees with material knowledge of such matters who are currently employees of JPMC, and WMI shall provide each of JPMC and the FDIC Receiver access in a reasonable and timely manner to historic WMI, JPMC or WMB employees with material knowledge of such matters that are currently employees of WMI and (B) JPMC shall provide each of WMI and the FDIC Receiver, and, with respect to each of WMI and the FDIC Receiver, its officers, employees, and representatives (including, without limitation, its legal and tax advisors) with reasonable and timely access to all information, data, and documentation (including, without limitation, tax and accounting records, financial information records and financial information systems, databases, email servers, and other electronic information systems) within its possession or control and reasonably necessary to administer and resolve any Pre-2009 Group Tax matter, and WMI shall provide each of JPMC and the FDIC Receiver, and, with respect to each of JPMC and the FDIC Receiver its officers, employees, and representatives (including, without limitation, its legal and tax advisors)

with reasonable and timely access to all information, data, and documentation (including, without limitation, tax and accounting records, financial information records and financial information systems, databases, email servers, and other electronic information systems) within its possession or control and reasonably necessary to administer and resolve any Pre-2009 Group Tax matter.  WMI and JPMC, respectively, shall provide such information, data, and documentation in a manner and forum reasonably convenient to each of WMI, JPMC and the FDIC Receiver, and shall permit the other Parties, through their officers, employees, and representatives, to make extracts and copies of such information, data, and documents to the extent reasonably necessary in the administration and resolution of any Pre-2009 Group Tax matter.

(iv) Without in any way limiting the foregoing, the FDIC Receiver (on behalf of WMB) shall fully cooperate with WMI and JPMC with respect to the administration and resolution of all Pre-2009 Group Tax matters, will reasonably provide WMI, the Creditors’ Committee and JPMC, through their respective officers, employees, and representatives, the necessary information, data, and documentation (electronic and otherwise and notwithstanding the termination of the IAA/JPMC pursuant to Section 2.20 hereof) within its possession or control in support of such administration and resolution (including providing such documentation in a reasonable location and within a reasonable timeframe), and shall permit WMI and JPMC, through their respective officers, employees, and representatives, to make extracts and copies of such information, data, and documents to the extent reasonably necessary in the administration and resolution of any Pre-2009 Group Tax matter.  The Parties agree that any request for information that may reasonably be available both from JPMC and the FDIC Receiver shall first be requested from JPMC.

(v) Without limiting WMI’s rights under Section 8.7 hereof, in the event WMI transfers all or part of its rights under this Section 2.4 to a liquidating trust pursuant to the Plan, WMI may assign (but is not obligated to assign) any or all of its control rights under this Section 2.4 to such liquidating trust; provided, however, that WMI shall continue to be responsible for all the liabilities and obligations of WMI under Section 2.4 of this Agreement; and, provided, further, however, that, if WMI assigns all of its rights and obligations under this Section 2.4 to a liquidating trust, WMI shall have no further liability or obligations under this Section 2.4 as long as the transfer to the liquidating trust shall not impose any additional liabilities or obligations on JPMC.

(vi) Notwithstanding anything to the contrary in this Agreement, the FDIC Receiver may not assign its rights under this Section 2.4(a) without the prior written consent of WMI and JPMC.  Any purported assignment in violation of the preceding sentence shall be null and void.

(b) Receipt and Distribution of Tax Refunds.  WMI, the FDIC Receiver and JPMC (as applicable, including on behalf of WMB and any subsidiary acquired by JPMC from the FDIC Receiver on behalf of WMB) shall jointly direct all Tax Authorities to pay any refunds of Pre-2009 Group Taxes to the Refund Escrow

Account.  In the event that any Party, any current or future subsidiary of any Party, any entity that is or was a subsidiary of any Party at any time on or after the Petition Date, any entity that is or was an Affiliate at any time on or after the Petition Date of any Party, any successor of any Party (including, for the avoidance of doubt, any liquidating trust established pursuant to the Plan), or any member of any Group has received on or after the Petition Date or hereafter receives any refund of Pre-2009 Group Taxes (other than any refunds deposited in the Disputed Accounts and the WMI Accounts governed by Section 2.1 hereof), the relevant Party shall promptly remit or cause to be remitted the amount of such refunds to the Refund Escrow Account.  To the extent reasonably determined (as provided in Section 2.4(a)(ii) hereof) by WMI, JPMC and the FDIC Receiver jointly to be necessary for the discharge of Pre-2009 Group Tax Liabilities, WMI, JPMC and the FDIC Receiver shall jointly direct the custodian of the Refund Escrow Account to make remittances to discharge Pre-2009 Group Tax Liabilities.

(i) As soon as practical following JPMC’s awareness that any Party, any current or future subsidiary of any Party, any entity that is or was a subsidiary of any Party at any time on or after the Petition Date, any entity that is or was an Affiliate at any time on or after the Petition Date of any Party, any successor of any Party (including, for the avoidance of doubt, any liquidating trust established pursuant to the Plan), or any member of any Group has received a refund of Pre-2009 Group Taxes, other than any refunds deposited in the Disputed Accounts and the WMI Accounts governed by Section 2.1 hereof (or if already received, following the Effective Date), JPMC will reasonably estimate the following amounts:

(A) The total expected amount of Pre-2009 Group Tax Liabilities (the “Expected Pre-2009 Group Tax Liabilities”);

(B) The Homeownership Carryback Threshold; and

(C) The Homeownership Carryback Refund Amount.

For the avoidance of doubt, any estimated amount of the Homeownership Carryback Threshold shall be calculated net of the Expected Pre-2009 Group Tax Liabilities that have not, at the time of the calculation, been paid.

(ii) (A)           Upon receipt of any refund of Pre-2009 Group Taxes, an amount equal to fifty percent (50%) of the interest component of such refund shall be distributed, in aggregate, as applicable to WMI, JPMC and the FDIC Receiver.  Such direct distributions shall be made in the proportion to which the refunds to which such interest relates are divided between WMI, JPMC and the FDIC Receiver under this Agreement (it being understood that such interest which relates to the Homeownership Carryback Refund Amount shall be paid thirty and three hundred fifty-seven thousandths percent (30.357%) to the FDIC Receiver and sixty-nine and six hundred forty-three thousandths percent (69.643%) to WMI); all other such interest shall be paid eighty percent (80%) to JPMC and twenty percent (20%) to WMI.  Such direct distributions to WMI, JPMC and the FDIC Receiver shall be treated, for all computational purposes of this Agreement, as if such distributions were distributions to the Washington Mutual Escrow Account, the JPMC Escrow Account and the FDIC Escrow Account, respectively, and released therefrom.

(B)           At least quarterly (on or prior to each March 1, June 1, September 1 and December 1), fifty percent (50%) of all amounts earned by the Refund Escrow Account with respect to assets held in such account shall be distributed to WMI, JPMC and the FDIC Receiver in the same proportion that the Net Tax Refunds which were held in the Refund Escrow Account and generated such earnings are expected to be distributed to each of WMI, JPMC and the FDIC Receiver, as determined pursuant to the then-current adjusted estimates of the amount of Net Tax Refunds that will be received and the then-current Homeownership Carryback Threshold that are calculated under Section 2.4(b) of this Agreement and adjusted under Section 2.4(c) of this Agreement.  In each case, such direct distributions to WMI, JPMC and the FDIC Receiver shall be treated, for all computational purposes of this Agreement, as if such distributions were distributions to the Washington Mutual Escrow Account, JPMC Escrow Account and the FDIC Escrow Account, respectively, and released therefrom.
(iii) Upon estimation of the amounts pursuant to Section 2.4(b)(i) hereof (subject to the Tax Dispute Resolution Procedure), and if any amounts were paid to a Tax Authority pursuant to Section 2.4(g)(iv), JPMC, WMI and the FDIC Receiver shall jointly direct the custodian of the Refund Escrow Account to pay (A) eighty percent (80%) of any amount of refund received attributable to Pre-2009 Group Taxes to JPMC, and (B) twenty percent (20%) of any amount of refund received attributable to Pre-2009 Group Taxes to WMI, in each case until the gross amounts paid by JPMC and WMI, as the case may be, pursuant to Section 2.4(g)(iv) hereof has been offset by gross amounts paid to JPMC and WMI, as the case may be, pursuant to this Section 2.4(b)(iii)  provided, however, that, if any person pursuant to this Section 2.4 shall have not made all or part of a payment required by Section 2.4(g)(iv) hereof, such person will be reimbursed pursuant to this Section 2.4(b)(iii) only up to the amount such person paid pursuant to Section 2.4(g)(iv) hereof.  Notwithstanding anything contained herein to the contrary, to the extent that any Pre-2009 Group Tax Liabilities were paid by any Party hereto (or any Affiliate of such Party) other than pursuant to Section 2.4(g) hereof, then JPMC, WMI and the FDIC Receiver shall jointly direct the custodian of the Refund Escrow Account to reimburse such amount to JPMC, WMI or the FDIC Receiver, as appropriate.

(iv) All amounts in the Refund Escrow Account in excess of the amounts required to be paid pursuant to Sections 2.4(b)(ii) and 2.4(b)(iii) hereof shall be retained in the Refund Escrow Account until the balance of the Refund Escrow Account equals the amount of the Expected Pre-2009 Group Tax Liabilities that have not yet been paid.

(v) Subject to Section 2.4(b)(vii) below, upon estimation of the amounts pursuant to Section 2.4(b)(i) hereof (subject to the Tax Dispute Resolution Procedure), but only after the payments of any amounts pursuant to Sections 2.4(b)(ii) and 2.4(b)(iii) hereof and after taking into account Section 2.4(b)(iv) hereof, to the extent that the net amount of refunds of Pre-2009 Group Taxes paid to the JPMC Escrow Account under this Agreement (such net amount, the “JPMC Balance”) is less than eighty percent (80%) of the Homeownership Carryback Threshold (the “JPMC Amount”), JPMC, WMI and the FDIC Receiver shall jointly direct the custodian of the Refund Escrow Account to pay eighty percent (80%) of any incremental refunds of Pre-2009 Group Taxes received to the JPMC Escrow Account, and twenty percent (20%) of any incremental refunds of Pre-2009 Group Taxes received to the Washington Mutual Escrow Account.

(vi) Subject to Section 2.4(b)(vii) below, upon payment of the amounts required pursuant to Section 2.4(b)(v) hereof, JPMC, WMI and the FDIC Receiver shall jointly direct the custodian of the Refund Escrow Account to pay sixty-nine and six hundred forty-three thousandths percent (69.643%) of any incremental refunds of Pre-2009 Group Taxes to the Washington Mutual Escrow Account and thirty and three hundred fifty-seven thousandths percent (30.357%) of any incremental refunds of Pre-2009 Group Taxes to the FDIC Escrow Account.

(vii) Notwithstanding anything to the contrary in this Section 2.4 (other than Section 2.4(b)(ii)(A) hereof), any Homeownership Carryback Refund Amount shall be transferred from the Refund Escrow Account sixty-nine and six hundred forty-three thousandths percent (69.643%) to the Washington Mutual Escrow Account and thirty and three hundred fifty-seven thousandths percent (30.357%) to the FDIC Escrow Account, so that the net amount of refunds of Pre-2009 Group Taxes paid to the FDIC Escrow Account shall be equal to thirty and three hundred fifty-seven thousandths percent (30.357%) of the Homeownership Carryback Refund Amount, and the net amount of refunds of Pre-2009 Group Taxes paid to the Washington Mutual Escrow Account under this Section 2.4(b)(vii) shall be equal to sixty-nine and six hundred forty-three thousandths percent (69.643%) of the Homeownership Carryback Refund Amount.

(c) Adjustments to Estimates.  As additional information becomes available about the amount of Net Tax Refunds (including whenever additional Pre-2009 Group Tax Liabilities are determined to come into existence), JPMC may, from time-to-time (and at the reasonable request of WMI or the FDIC Receiver, shall), reasonably revise its estimates of figures calculated pursuant to this Section 2.4.

(i) Subject to Section 2.4(c)(iv) below, to the extent that, pursuant to a revised estimate calculated under this Section 2.4(c), the JPMC Balance exceeds the revised estimate of the JPMC Amount (such estimate, the “Revised JPMC Amount”), JPMC, WMI and the FDIC Receiver shall jointly direct:  (y) the custodian of the JPMC Escrow Account to debit an amount equal to such excess from the JPMC Escrow Account and (z) the custodian of the Washington Mutual Escrow Account to debit an amount equal to twenty-five percent (25%) of such excess from the Washington Mutual Escrow Account, and, in each case, to pay the amounts so debited to the Washington Mutual Escrow Account and the FDIC Escrow Account in the percentages set forth in Section 2.4(b)(vi) hereof.

(ii) Subject to Section 2.4(c)(iv) below, to the extent that the Revised JPMC Amount exceeds the JPMC Balance, JPMC, WMI and the FDIC Receiver shall jointly direct the custodian of the Washington Mutual Escrow Account and the custodian of the FDIC Escrow Account (A) to debit an aggregate amount equal to one hundred twenty-five percent (125%) of such excess from the Washington Mutual Escrow Account and the FDIC Escrow Account in the percentages set forth in Section 2.4(b)(vi) hereof, but as to each only to the extent of the net amount previously allocated to the Washington Mutual Escrow Account and the FDIC Escrow Account, respectively, under Section 2.4(b)(vi) and Section 2.4(b)(vii) hereof (for the avoidance of doubt, taking into account all prior adjustments), and (B) to pay eighty percent (80%) of the amount so debited to the JPMC Escrow Account and twenty percent (20%) of the amount so debited to the Washington Mutual Escrow Account.

(iii) Payments pursuant to this Section 2.4(c) shall be made within five (5) Business Days of the date on which the revised estimate was agreed upon, in writing by JPMC, WMI and the FDIC Receiver, or under the Tax Dispute Resolution Procedure.

(iv) Notwithstanding anything to the contrary in this Section 2.4, (y) no adjustments shall be made to the Washington Mutual Escrow Account or the FDIC Escrow Account under this Section 2.4(c) that would reduce such accounts below the amounts that were transferred to such accounts under Sections 2.4(b)(vi) and (vii) hereof, based on a revised determination of Homeownership Carryback Refund Amount and (z) to the extent that, pursuant to such revised determination of Homeownership Carryback Refund Amount calculated pursuant to this Section 2.4(c), the Washington Mutual Escrow Account and the FDIC Escrow Account shall be entitled to additional amounts, such amounts shall be immediately transferred to the Washington Mutual Escrow Account and the FDIC Escrow Account, as applicable.

(d) Final JPMC Amount.  Within a reasonable period of time after the date on which both JPMC and WMI reasonably believe that (i) all Net Tax Refunds, including the Homeownership Carryback Refund Amount, have been received and (ii) all Pre-2009 Group Tax liabilities have been satisfied, settled or otherwise discharged, and (iii) the final amount of Net Tax Refunds received has been determined and is not subject to change,  JPMC shall reasonably calculate a final value for the JPMC Amount (such calculated final value, the “Final JPMC Amount”), a final value for the Homeownership Carryback Threshold and a final value for the Homeownership Carryback Refund Amount.  If a Final JPMC Amount is agreed upon or determined under the Tax Dispute Resolution Procedure, then –

(i) Subject to Section 2.4(d)(iv), to the extent that the JPMC Balance exceeds the Final JPMC Amount, JPMC, WMI and the FDIC Receiver shall jointly direct (y) the custodian of the JPMC Escrow Account to debit the JPMC Escrow Account for the amount by which the JPMC Balance exceeds the Final JPMC Amount and (z) the custodian of the Washington Mutual Escrow Account to debit the Washington Mutual Escrow Account for an amount equal to twenty-five (25%) of such excess, and, in each case, to pay the amounts so debited to the Washington Mutual Escrow Account and the FDIC Escrow Account in the percentages set forth in Section 2.4(b)(vi) hereof.

(ii) Subject to Section 2.4(d)(iv), to the extent that the Final JPMC Amount exceeds the JPMC Balance, JPMC, WMI and the FDIC Receiver shall jointly direct the custodian of the Washington Mutual Escrow Account and the custodian of the FDIC Escrow Account (A) to debit an aggregate amount equal to one hundred twenty-five percent (125%) of the amount by which the Final JPMC Amount exceeds the JPMC Balance, from the Washington Mutual Escrow Account and the FDIC Escrow Account in the percentages set forth in Section 2.4(b)(vi) hereof, but as to each only to the extent of the net amount previously allocated to the Washington Mutual Escrow Account and the FDIC Escrow Account, respectively, under Section 2.4(b)(vi), Section 2.4(b)(vii) and Section 2.4(c)(i) hereof (for the avoidance of doubt, taking into account all prior adjustments), and (B) to pay eighty percent (80%) of the amount so debited to the JPMC Escrow Account and twenty percent (20%) of the amount so debited to the Washington Mutual Escrow Account; and

(iii) The payments to be made pursuant to this Section 2.4(d) shall be made within five (5) Business Days of the date on which the calculations made pursuant to this Section 2.4(d) are finalized.

(iv) Notwithstanding anything to the contrary in this Section 2.4, (y) no adjustments shall be made to the Washington Mutual Escrow Account or the FDIC Escrow Account under this Section 2.4(d) that would reduce such accounts below the amount that would be transferred to such accounts under Section 2.4(b)(vii) hereof, based on the final determination of Homeownership Carryback Refund Amount and (z) to the extent that, pursuant to such revised determination of Homeownership Carryback Refund Amount calculated pursuant to this Section 2.4(d), the Washington Mutual Escrow Account and  the FDIC Escrow Account shall be entitled to additional amounts, such amounts shall be immediately transferred to the Washington Mutual Escrow Account and the FDIC Escrow Account, as applicable.

(e) Calculations and Estimates.  JPMC shall in a reasonable time (and in case of a revised calculation or estimate, within ten (10) Business Days) provide such calculations or estimates undertaken pursuant to this Section 2.4 and the underlying data, substantiation and computations to each of WMI and the FDIC Receiver for review.  Each of WMI and the FDIC Receiver shall have a reasonable period to review any such calculations or estimates and such underlying items.  WMI, JPMC and the FDIC Receiver shall endeavor in good faith to resolve any differences regarding any calculation or estimate undertaken pursuant to this Section 2.4 without delay.  To the extent WMI, JPMC and the FDIC Receiver are unable to resolve any differences regarding a calculation or estimate undertaken pursuant to this Section 2.4, the Parties shall utilize the Tax Dispute Resolution Procedure.

(f) Tax Expenses.  Except as otherwise provided herein, each of WMI, JPMC and the FDIC Receiver shall be responsible for its own expenses (including, without limitation, all of its outside advisors) incurred in connection with the pursuit or receipt of any refund, credit, offset or abatement of Pre-2009 Group Taxes.

(g) Payment of Pre-2009 Group Tax Liabilities.  If, pursuant to the procedure detailed in Section 2.4(a) hereof, it is reasonably determined that an amount of Pre-2009 Group Taxes should be paid or a claim for any amount of Pre-2009 Group Taxes should be settled, and funds are available in the Refund Escrow Account to pay part or all of such Pre-2009 Group Taxes, JPMC, WMI and the FDIC Receiver shall jointly direct the custodian of the Refund Escrow Account to remit the amount of such payment or settlement to the relevant Tax Authority.  To the extent that it is reasonably determined pursuant to the procedures detailed in Section 2.4(a) hereof that an amount of Pre-2009 Group Taxes should be paid or a claim for any amount of Pre-2009 Group Taxes should be settled, and funds are not available in the Refund Escrow Account to discharge such payment or provide for such settlement after first making the adjustments provided for by Section 2.4(c) hereof:

(i) First, JPMC, WMI and the FDIC Receiver shall jointly direct the custodian of the Washington Mutual Escrow Account and the custodian of the JPMC Escrow Account to pay from the Washington Mutual Escrow Account and the JPMC Escrow Account, in the percentages set forth in Section 2.4(b)(v) hereof, one-hundred percent (100%) of the amount of the payment or settlement of such Pre-2009 Group Taxes for which funds are not available in the Refund Escrow Account up to an aggregate amount equal to the result of dividing (y) the excess of the JPMC Balance over the then-current JPMC Amount, if any, by (z) eighty percent (80%).

(ii) Subject to the provisions of subparagraph (v) of this Section 2.4(g), thereafter, JPMC, WMI and the FDIC Receiver shall (A) jointly direct the custodian of the FDIC Escrow Account to pay thirty and three hundred fifty-seven thousandths percent (30.357%) of the remaining amount of the payment or settlement of such Pre-2009 Group Taxes for which funds are not available in the Refund Escrow Account, and (B) jointly direct the custodian of the Washington Mutual Escrow Account to pay sixty-nine and six hundred forty-three thousandths percent (69.643%) of the remaining amount of the payment or settlement of such Pre-2009 Group Taxes for which funds are not available in the Refund Escrow Account; provided, however, that, in both cases (A) and (B) only until (and so that) the net amount of refunds of Pre-2009 Group Taxes paid to the FDIC Escrow Account shall be equal to thirty and three hundred fifty-seven thousandths percent (30.357%) of the Homeownership Carryback Refund Amount, and the net amount of refunds of Pre-2009 Group Taxes paid to the Washington Mutual Escrow Account shall be equal to the sum of (x) sixty-nine and six hundred forty-three thousandths percent (69.643%) of the Homeownership Carryback Refund Amount, plus (y) twenty-five percent (25%) of the then-current JPMC Amount.

(iii) Thereafter, JPMC, WMI and the FDIC Receiver shall jointly direct the custodian of the Washington Mutual Escrow Account and the custodian of the JPMC Escrow Account to pay from the Washington Mutual Escrow Account and the JPMC Escrow Account, in the percentages set forth in Section 2.4(b)(v) hereof, one-hundred percent (100%) of the amount of the payment or settlement of such Pre-2009 Group Taxes for which funds are not available in the Refund Escrow Account until the balance of the JPMC Escrow Account is reduced to zero.

(iv) Thereafter, JPMC shall be responsible for paying eighty percent (80%) of the amount of the payment or settlement of Pre-2009 Group Taxes for which funds are not available in the Refund Escrow Account and WMI shall be responsible for paying twenty percent (20%) of such deficiency.

(v) Notwithstanding anything to the contrary herein, no amounts shall be debited out of the FDIC Escrow Account except (without duplication) with respect to (x), distributions made from the FDIC Escrow Account to the FDIC Receiver, (y) thirty and three hundred fifty-seven thousandths percent (30.357%) of any Homeownership Refund Taxes, and (z) amounts debited from the FDIC Escrow Account that need to be debited in order to properly reflect adjustments or modifications to the Homeownership Carryback Threshold or the Homeownership Carryback Refund Amount, or any estimates thereof, if any.

(h) Release of JPMC Escrow Account, Washington Mutual Escrow Account and FDIC Escrow Account.

(i) JPMC, WMI and the FDIC Receiver shall jointly direct the custodian of the JPMC Escrow Account, the Washington Mutual Escrow Account and the FDIC Escrow Account to release all or a portion of the JPMC Escrow Account, the Washington Mutual Escrow Account and the FDIC Escrow Account as the case may be, to JPMC, WMI and the FDIC Receiver, respectively, as soon as is practicable after the earlier to occur of:  (A) the date on which all Pre-2009 Group Tax Liabilities are finally determined and paid and the final amount of Net Tax Refunds Received has been determined and is not subject to change; and (B) the date on which JPMC (with respect to the Washington Mutual Escrow Account), WMI (with respect to the JPMC Escrow Account), or JPMC and WMI jointly (with respect to the FDIC Escrow Account), consents, in writing, to permit the release of all or such agreed portion of the JPMC Escrow Account, the Washington Mutual Escrow Account or the FDIC Escrow Account, as applicable (such consent, in each case, not to be unreasonably withheld or delayed); provided, however, that there shall be released from each escrow account at least quarterly (on or prior to each March 1, June 1, September 1 and December 1) fifty percent (50%) of all amounts earned by such escrow account with respect to assets held therein.

(ii) In the event that distributions have been made from the JPMC Escrow Account, the Washington Mutual Escrow Account or the FDIC Escrow Account, as the case may be, and a provision of this Section 2.4 (including without limitation, Sections 2.4(c) and 2.4(g) hereof) requires that an amount be paid from the JPMC Escrow Account, the Washington Mutual Escrow Account or the FDIC Escrow Account, as applicable, for which there are insufficient funds in such account, then WMI, JPMC or the FDIC Receiver, as applicable, shall return such amount to the respective account to allow the account to satisfy its obligations hereunder (and such amount shall thereafter be treated as if it had not been distributed); moreover for the avoidance of doubt, the JPMC Balance shall be determined without regard to distributions from the JPMC Escrow Account to JPMC.

(i) Tax Dispute Resolution Procedure.  In the event that WMI or the FDIC Receiver do not consent to the estimates or calculations provided by JPMC, and WMI, JPMC and the FDIC Receiver are unable to resolve their differences as provided in Section 2.4(e) hereof, then WMI, JPMC and the FDIC Receiver will attempt to agree on the appointment of a mutually acceptable tax professional to arbitrate the dispute.  If they are unable to agree on a single tax professional, then a panel of three (3) tax professionals shall be selected as follows:  each of WMI, JPMC and the FDIC Receiver shall designate a tax professional.  Each of WMI, JPMC and the FDIC Receiver shall then present their calculations or estimates (including underlying data, substantiation and computations) to the tax professional or the panel of tax professionals, which will determine (by majority vote in the case of the panel) whether WMI, JPMC or and the FDIC Receiver’s calculations or estimates are more reasonable, and calculations or estimates so determined to be more reasonable shall apply for purposes of this Section 2.4 as if agreed upon by WMI, JPMC and the FDIC Receiver.  In assessing whether WMI’s, JPMC’s or the FDIC Receiver’s calculations or estimates are more reasonable, the tax professional or the panel of tax professionals shall treat the calculations or estimates submitted by each party with the same level of deference.  The fees and expenses of the tax professional or the panel of tax professionals will be paid from the Refund Escrow Account (or, once the Refund Escrow Account is terminated, from the JPMC Escrow Account, the Washington Mutual Escrow Account or the FDIC Escrow Account, as the case may be).  WMI, JPMC and the FDIC Receiver agree to act as expeditiously as practicably possible in connection with this tax dispute resolution process.

(j) Capital Contributions.  WMI, WMB, the FDIC Parties and JPMC shall treat, solely for Tax purposes, all amounts paid, waived, allocated or transferred by WMI to WMB or to JPMC (on behalf of WMB or any subsidiary acquired by it from WMB, and hereby at the direction of the FDIC Parties) pursuant to the terms of this Agreement (other than any amounts paid or properties transferred to JPMC pursuant to this Section 2.4 and Sections 2.15, 2.17 and 2.18 hereof) as capital contributions from WMI to WMB, and then, as applicable, as a transfer from WMB to JPMC pursuant to the terms and conditions of the Purchase and Assumption Agreement.

(k) FDIC Receiver.  For the avoidance of doubt, the FDIC Receiver shall not be responsible for Group Taxes other than (x) thirty and three hundred fifty-seven thousandths percent (30.357%) of any Homeownership Refund Taxes and (y) Taxes, if any, imposed on interest allocated to WMB or the FDIC Receiver.

(l) No Double Counting.  The Parties intend that the provisions of this Agreement be applied in a manner that prevents any item of refund, credit, offset, abatement, taxes or expenses from being taken into account more than once.

(m) Escrow Tax Treatment.  For Tax purposes, the FDIC Receiver shall be deemed to own the assets in the FDIC Escrow Account and shall include as income for Tax purposes any income generated by assets in the FDIC Escrow Account.  For Tax purposes, JPMC shall be deemed to own the assets in the JPMC Escrow Account and shall include as income for Tax purposes any income generated by assets in the JPMC Escrow Account.  For Tax purposes, WMI shall be deemed to own the assets in the Washington Mutual Escrow Account and shall include as income for Tax purposes any income generated by assets in the Washington Mutual Escrow Account.  For Tax purposes, the assets in the Refund Escrow Account shall be deemed to be owned by WMI, JPMC and the FDIC Receiver consistent with the allocation of interest in Section 2.4(b)(ii) hereof.  Accordingly, as the owner for Tax purposes, WMI (or any assignee of its ownership rights), JPMC and the FDIC Receiver shall include as income for Tax purposes the income generated by the assets in the Refund Escrow Account in the same proportion that interest is allocated in Section 2.4(b)(ii) hereof, during the relevant period.

Section 2.5. Withdrawal of Claims.

(a) Chapter 11 Claims.  Except as expressly provided herein or pursuant to the terms and provisions of the Plan, from and after the Effective Date, JPMC, the FDIC Receiver and FDIC Corporate shall take such action as may be reasonably requested by WMI to (a) cause the withdrawal, with prejudice, or the expungement of the JPMC Claims and the FDIC Claim and (b) assist the Debtors in the prosecution of any objections to the proofs of claim filed against the WMI Entities by creditors of WMB, including, without limitation, by filing with the Bankruptcy Court or such other court of competent jurisdiction with respect to the Bank Bondholder Claims a notice or other pleading stating that the claims and causes of action asserted by the FDIC Parties and the Receivership against the Debtors in the FDIC Claim and/or the WMI Action represent all claims and causes of action of the FDIC Parties and the Receivership against the Debtors and that the claims similar in nature which are asserted in the Bank Bondholder Claims, including, without limitations, fraudulent transfer claims, breach of fiduciary claims, corporate veil piercing or alter ego claims, substantive consolidation, securities fraud, and the undercapitalization of, failure to support and looting of WMB, are derivative in nature of the claims of the Receivership and of the claims set forth in the FDIC Claim and the WMI Action.  Without in any way limiting the foregoing, on the Effective Date, the Debtors shall direct Kurtzman Carson Consultants, LLC (“KCC”), the

Bankruptcy Court appointed claims agent in the Debtors’ Chapter 11 Cases, to remove from the claims registry of the Debtors’ Chapter 11 Cases the FDIC Claim and the JPMC Claims except as expressly set forth herein and pursuant to the terms and provisions of the Plan.

(b) Receivership Claims.  Except as expressly provided herein or pursuant to the terms and provisions of the Plan, from and after the Effective Date, the Debtors and JPMC shall take such action as may be reasonably requested by the FDIC Receiver to cause the withdrawal, with prejudice, or the expungement of the Debtors’ Claims.  Notwithstanding the foregoing, and for the avoidance of doubt, nothing contained herein shall result in the withdrawal, with prejudice, or the expungement of any rights, claims or defenses that the JPMC Entities or the FDIC Parties may have pursuant to the Purchase and Assumption Agreement.

Section 2.6. Stay and Dismissal of Actions.

(a) As soon as practicable subsequent to the execution and delivery of this Agreement by each of the Parties, but in no event later than five (5) Business Days subsequent thereto, the Debtors, the FDIC Parties and JPMC shall take any and all action as is appropriate to (i) stay the Related Actions, including any pending appeals, (ii) maintain the status quo of the JPMC Entities, the FDIC Parties and the Debtors in each of the Related Actions as of the execution of this Agreement, and (iii) ensure that no action (including separate litigation and any objection to such proofs of claim) is undertaken or commenced inconsistent with seeking a stay of and maintaining the status quo of the Related Actions; provided, however, that any such stay shall terminate on the first (1st) Business Day following termination of this Agreement.  The Debtors, the FDIC Receiver, FDIC Corporate and JPMC acknowledge that this Section 2.6(a) is not intended to alter, affect or modify the rights, claims, defenses or substantive positions of any of the Debtors, the FDIC Receiver, FDIC Corporate or the JPMC Entities in the Related Actions.

(b) As soon as practicable following the Effective Date, but in no event later than five (5) Business Days subsequent thereto, JPMC, the FDIC Parties and the Debtors shall take any and all action as is appropriate or as another Party may reasonably request to cause the respective clerk’s office to record the dismissal, with prejudice, of each of the Actions, including, without limitation, filing with the District Court and the Bankruptcy Court, as applicable, a Stipulation of Dismissal With Prejudice, substantially in the forms annexed hereto as Exhibit “H”, “I” and “J”, respectively, and the filing of appropriate notices withdrawing any pending appeals.

(c) As soon as practicable following the Effective Date, but in no event later than five (5) Business Days subsequent thereto, the Debtors shall withdraw the Record Requests and waive any rights that they may have to administrative appeals or litigation with respect to the Record Requests.

Section 2.7. Texas Litigation.  As soon as practicable following the execution and delivery of this Agreement by all of the Parties, but in no event later than fifteen (15) Business Days subsequent thereto, WMI and the FDIC Parties shall use their reasonable best efforts to seek rulings from the D.C. District Court and, to the extent necessary or desirable, the Bankruptcy Court or the relevant appellate court, (a) enjoining the plaintiffs in the Texas Litigation and any other plaintiffs who have brought or may in the future bring such claims from taking any action inconsistent with the Debtors’ and the FDIC Receiver’s ownership and exclusive control of such claims and causes of action (including resolutions of such claims and causes of action), including, without limitation, prosecution of the Texas Litigation, and (b) enjoining any other Person from instituting or prosecuting any claims on behalf of WMI, WMB or the Receivership.  Upon the Effective Date, or as soon thereafter as is practicable following entry of an order of the D.C. District Court and/or the Bankruptcy Court or an appellate court consistent with clauses (a) and (b) above, solely to the extent that a final non-appealable judgment has not been entered previously against the plaintiffs in the Texas Litigation as of such date, WMI and the FDIC Parties shall take any and all actions reasonably requested by WMI, the FDIC Parties or JPMC to dismiss, with prejudice, the Texas Litigation by taking any and all action as is appropriate, including without limitation, filing with the D.C. District Court a Stipulation of Dismissal With Prejudice, substantially in the form annexed hereto as Exhibit “K”, and appealing any order of the D.C. District Court providing less than all of the relief contemplated by this Section 2.7; provided, however, that it shall not be a breach hereunder if, the Debtors and the FDIC Receiver having used their reasonable best efforts, the D.C. District Court, the Bankruptcy Court or any appellate court nevertheless (1) determines that the claims and causes of action being asserted in the Texas Litigation are, in whole or in part, not property of the Debtors and the Debtors’ Chapter 11 Cases and allows the current plaintiffs in the Texas Litigation to continue prosecuting the claims asserted therein, in whole or in part, or (2) does not grant the relief referred to in clauses (a) and (b) of this Section 2.7.

Section 2.8. WMI Medical Plan.  On the Effective Date, and pursuant to the 363 Sale and Settlement, (a) JPMC shall be deemed to have assumed, as of September 25, 2008, sponsorship and (i) be the sole legal, equitable and beneficial owner of the WMI Medical Plan and its assets for all purposes and the WMI Entities shall be deemed to have sold, transferred and assigned any and all right, title and interest the WMI Entities may have in such assets, free and clear of the liens, Claims, interests and encumbrances of any Person, other than the liens, Claims, interests and encumbrances, if any, of JPMC, (ii) assumed all duties, responsibilities, liabilities and obligations associated with sponsorship, of the WMI Medical Plan and the employee welfare plan and arrangement obligations as set forth on Exhibit “L” hereto, including, without limitation, any and all Assumed Liabilities and other post-Petition Date liabilities to pay retiree obligations in connection with the WMI Medical Plan (including medical and term life insurance and other post employment benefits), and (iii) shall satisfy the liabilities and obligations to pay or provide any and all benefits accrued from and after September 25, 2008 in connection with the WMI Medical Plan and the employee welfare plan and arrangement obligations as set forth on Exhibit “L” hereto, (b) to the extent any beneficiaries of the WMI Medical Plan have filed a proof of claim against the Debtors and the Debtors’ chapter 11 estates, JPMC shall pay or fund the payment of the Assumed Liabilities portion of any and all such Claims, to the extent such portion of any such Claim becomes an Allowed Claim; provided, however, that JPMC shall not be obligated to make duplicative payments to such beneficiaries on account of clauses (a)(iii) and (b) hereof, and (c) WMI shall (i) transfer all its right, title and interest in and to any outstanding checks made out to WMI, including pharmacy rebates in connection with contracts associated with or attributable to the WMI Medical Plan and (ii) pay to JPMC an amount equal to the pharmacy rebates in connection with contracts associated with or attributable to the WMI Medical Plan and received by the WMI Entities from and after the Petition Date, currently estimated to be approximately Seven Hundred Seventy-Five Thousand Dollars ($775,000.00).  Nothing contained herein to the contrary shall preclude JPMC, as sponsor, from amending, modifying or changing the aforementioned plans from and after the Effective Date to the extent permitted by law and the terms of such plans.

Section 2.9. Non-Qualified Benefit Plans and Assets/Employee Issues.

(a) On and effective as of the Effective Date, and pursuant to the 363 Sale and Settlement, (i) all assets in the Rabbi Trusts set forth on Exhibit “M” hereto (the “JPMC Rabbi Trusts”), all BOLI/COLI policies and the proceeds thereof set forth on Exhibit “N” hereto and all CCBI split dollar policies set forth on Exhibit “O” hereto (the policies identified on Exhibits “N” and “O” hereto are sometimes hereinafter collectively referred to as the “JPMC Policies”) and all rights thereunder shall be deemed to be and forever determined to be the property of JPMC, (ii) the WMI Entities shall be deemed to have relinquished any claims that the WMI Entities may have asserted with respect to the assets set forth on Exhibits “M”, “N” and “O” and the WMI Entities shall be deemed to have sold, transferred and assigned any and all right, title and interest the WMI Entities may have or may have had in such assets, free and clear of all liens, Claims, interests and encumbrances, other than the liens, Claims, interests and encumbrances, if any, of JPMC and of those Persons who have filed proofs of claim against the Debtors and the Debtors’ chapter 11 estates, as set forth on Schedule 2.9(a) hereto, (iii) the WMI Entities shall take such actions as may be reasonably requested by JPMC to cause third parties, including, without limitation, the issuers of the JPMC Policies to recognize and reflect on their books and records that JPMC is the owner of or the beneficiary of, as the case may be, the JPMC Rabbi Trusts and the JPMC Policies and JPMC shall be authorized and expressly permitted to exercise all ownership rights related to the JPMC Policies, including, without limitation, surrender or liquidation rights, (iv) the WMI Entities shall take such action as may be reasonably requested by JPMC to cause the trustees of the JPMC Rabbi Trusts to terminate the JPMC Rabbi Trusts and to distribute the assets contained in such JPMC Rabbi Trusts to JPMC, including, but not limited to, using their reasonable best efforts to obtain dismissal of the Second and Third Claims for declaratory relief set forth in the complaint, dated March 11, 2010, filed in the litigation styled Union Bank v. JPMorgan Chase Bank, N.A., Adversary Pr. No. 10-50788 (MFW), currently pending in the Bankruptcy Court, (v) subject to JPMC becoming the owner of the JPMC Policies and receiving the assets contained in the JPMC Rabbi Trusts, and subject to JPMC’s receipt of a release of claims (in form reasonably acceptable to JPMC and the WMI Entities) in favor of JPMC and the WMI Entities from the beneficiaries of the arrangements identified on Exhibit “P” hereto, but it shall not be a breach hereunder if such releases are not provided, JPMC shall (A) satisfy the obligation to pay or provide any and all benefits with respect to the arrangements that are identified on Exhibit “P” hereto (but, to the extent of applicable laws, may change the form and time of payment of benefits), (B) pay or provide for such benefits in a manner consistent with Section 409A of the IRC (to the extent applicable) and (C) irrespective of whether the above-referenced releases are received, to the extent that any beneficiaries of the JPMC Rabbi Trusts and the JPMC Policies have filed proofs of claim in connection therewith against the Debtors and their chapter 11 estates, pay or fund the payment of the Assumed Liabilities portion of any and all such Claims, as set forth on Schedule 2.9(a) hereto, to the extent such portion of any such Claim becomes an Allowed Claim and to the extent payable, in whole or in part, by the Debtors or the Debtors’ chapter 11 estates; provided, however, that JPMC shall not be obligated to make duplicative payments to such beneficiaries on account of clauses (B) and (C) hereof, and (vi) the WMI Entities shall use their reasonable efforts and otherwise cooperate with JPMC in obtaining the receipt of a release of claims in favor of JPMC and the WMI Entities from the beneficiaries of the arrangements that are identified on Exhibit “P” hereto.  To the extent necessary, on the Effective Date, the automatic stay, extant pursuant to section 362 of the Bankruptcy Code, shall be deemed modified nunc pro tunc to the Petition Date to permit JPMC to cause the surrender of any such policies or the liquidation of any assets contained in such rabbi trusts.  For the avoidance of doubt, except with respect to Assumed Liabilities, nothing contained in this Section 2.9(a) or otherwise in this Agreement is intended to require, and this Agreement shall not be interpreted in any way (y) as requiring JPMC to assume any “nonqualified deferred compensation plan”, as defined in Section 409A(d)(1) of the IRC, sponsored or maintained by the WMI Entities, WMB or the JPMC Rabbi Trusts and that any obligation of JPMC to make payments or provide benefits pursuant to this Section 2.9(a) shall be a new obligation of JPMC or (z) as requiring the WMI Entities to assume any liabilities or obligations arising at any time from and after the Effective Date, including any liabilities (other than Assumed Liabilities) arising from the requirement of the release described in subsection (v) above, or the failure or refusal of any Person to provide such a release.

(b) On and effective as of the Effective Date, and pursuant to the 363 Sale and Settlement, (i) all assets in the Rabbi Trust set forth on Exhibit “Q” hereto (the “WMI Rabbi Trust”), all BOLI/COLI policies and the proceeds thereof set forth on Exhibit “R” hereto (the “WMI Policies”), shall be deemed to be and forever determined to be the property of WMI, and the JPMC Entities will be deemed to have sold, transferred and assigned any and all right, title and interest the JPMC Entities may have in such assets, free and clear of all liens, Claims, interests and encumbrances, (ii) the JPMC Entities shall take such action as may be reasonably requested by WMI to cause third parties, including, without limitation, trustees of the WMI Rabbi Trust and the issuers of the WMI Policies to recognize and reflect on their books and records that WMI is the owner of or the beneficiary of, as the case may be, the WMI Rabbi Trusts and the WMI Policies and WMI shall be authorized and expressly permitted to exercise all ownership rights related to the WMI Rabbi Trust and the WMI Policies, including, without limitation, surrender or liquidation rights, and (iii) any liabilities to the third-party beneficiaries of such assets or policies, including, without limitation, insureds, co-insureds or beneficiaries of the WMI Rabbi Trust or the WMI Policies for deferred compensation or other plans in the WMI Rabbi Trust and the WMI Policies which such assets relate shall remain liabilities of WMI’s chapter 11 estate.

(c) Other Benefit Plans.  With respect to the Benefit Plans listed on Exhibit “P” hereto, on and effective as of the Effective Date, and pursuant to the 363 Sale and Settlement, (i) JPMC shall assume the Assumed Liabilities with respect to such plans and the obligations to the beneficiaries of such plans, including, without limitation, the obligations to now pay the amounts, if any, that may be outstanding to such beneficiaries from and after September 25, 2008, (ii) the JPMC Entities shall waive any and all claims the JPMC Entities may have against the WMI Entities in connection with such benefit plans or such obligations, including pursuant to assignments, rights of subrogation or otherwise, and (iii) to the extent that any beneficiaries of such plans have filed proofs of claim against the Debtors and their chapter 11 estates, JPMC shall pay or fund the payment of the Assumed Liabilities portion of any and all such Claims, as set forth on Schedule 2.9(c) hereto, to the extent such portion of any such Claim becomes an Allowed Claim; provided, however, that JPMC shall not be obligated to make duplicate payments on account of clauses (ii) and (iii) hereof.

(d) Employee Wages and Other Payments.  On the Effective Date, WMI shall pay to JPMC Five Hundred Eight Thousand One Hundred Fifty Four Dollars ($508,154.00) attributable to amounts paid by JPMC to employees of WMI for services rendered to WMI during the period prior to the Petition Date.

Section 2.10. Qualified Plans.  On and effective as of the Effective Date, and pursuant to the 363 Sale and Settlement, (a) WMI shall (i) adopt an amendment to the Qualified Plans, substantially in the form annexed hereto as Exhibit “S”, to provide that (A) JPMC or its designee is a contributing employer with respect to the WaMu Pension Plan as of September 25, 2008, and (B) JPMC or its designee is the Qualified Plans sponsor as of the Effective Date; (ii) assign its rights and obligations under Qualified Plans trust agreements to JPMC or its designee, subject to the consent of the trustee substantially in the form annexed hereto as Exhibit “T”; (iii) assign to JPMC or its designee as sponsor of the Qualified Plans, as of the Effective Date, all rights and obligations with respect to (A) the Master Trust Agreement between WMI and JPMorgan Chase Bank, dated December 1, 2004, (B) the Pension Plan Administration Service Agreement, dated April 7, 2004, between WMI and Excellerate HRO (successor by assignment from Towers, Perrin, Forster & Crosby, Inc.), as amended, (C) any and all investment management contracts with respect to the management of the assets of the Qualified Plans, and (D) any other administrative services contracts related to the Qualified Plans not otherwise enumerated herein, (iv) reasonably cooperate with JPMC or its designee to correct all outstanding operational and form defects of the Qualified

Plans and filings inconsistent with this Agreement, if any, that exist as of the Effective Date, including (A) taking such reasonable actions as may be necessary to assist JPMC’s correction of any such defects, including by providing information reasonably requested by JPMC, and (B) cooperating with JPMC on any responses to pending audit requests with respect to the Qualified Plans and WMI’s implementation of any remediation requirements issued by the IRS, the United States Department of Labor or the Pension Benefit Guaranty Corporation with respect to such audits of the Qualified Plans, and (v) cooperate with JPMC or its designee by taking such actions as may be reasonably necessary to facilitate direct or bilateral discussions between JPMC and any governmental, regulatory or taxing authorities regarding any audits or investigations of the Qualified Plans, including by providing JPMC, at JPMC’s sole cost and expense, with copies of all correspondence and documents, including memoranda, e-mails and notes received or prepared in connection with or reflecting any meetings or conversations with the IRS, the United States Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental or regulatory authority or agency regarding the Qualified Plans, (b) JPMC shall (i) be responsible for responding to pending and subsequent audit requests with respect to the Qualified Plans and any remediation requirements issued by the IRS, the United States Department of Labor or the Pension Benefit Guaranty Corporation with respect to the Qualified Plans, (ii) waive and release any and all claims and rights, other than claims and rights arising under this Agreement, with respect to the Qualified Plans against WMI and its chapter 11 estate, including, without limitation, intercompany claims and prepaid pension relating to the funding of the Qualified Plans, (iii) be responsible for correcting all outstanding operational and form defects of the Qualified Plans and filings inconsistent with this Agreement, if any, that exist as of the Effective Date, including operational and form defects that existed or arose prior to September 25, 2008, (iv) during the six (6) month period following the Effective Date, provide information reasonably requested by WMI to permit WMI to monitor JPMC’s correction of the defects related to the Qualified Plans, if any, (v) effective for events occurring on or after September 25, 2008, and to the extent not covered by insurance policies, indemnify and hold WMI, the Plan Investment Committee (the “PIC”) and the Plan Administration Committee (the “PAC”) harmless from any and all claims for any liability that WMI, the PIC, and/or the PAC may incur as a result of any and all actions or inactions with respect to the Qualified Plans during the period from and after September 25, 2008, whether or not taken by WMI, the PIC and/or the PAC, to the extent that JPMC participated in or approved such actions or inactions, as the case may be, and provided that such actions or inactions, as the case may be, do not constitute a breach of any duty of loyalty by, or the gross negligence or the willful misconduct on the part of, WMI, the PIC and/or the PAC, as the case may be, and (vi) to the extent that any Persons filed proofs of claim against the Debtors and their chapter 11 estates arising from or relating to the Qualified Plans, JPMC shall pay or fund the payment of the Assumed Liabilities portion of any and all such Claims, as set forth on Schedule 2.10 hereto, to the extent such portion of any such Claim becomes an Allowed Claim, and (c) the FDIC Receiver and WMB shall be deemed to have waived and released any and all claims and rights with respect to the Qualified Plans against WMI and its chapter 11 estate, including, without limitation, intercompany claims and prepaid pension relating to the funding of the Qualified Plans.  Notwithstanding anything contained herein to the contrary, WMI shall cooperate with JPMC by taking such actions as may be necessary to inform JPMC of the terms and conditions of any settlement of the Buus Litigation and shall provide JPMC and the FDIC Receiver with a copy of the agreement setting forth the terms of any settlement of the Buus Litigation prior to the execution thereof.  JPMC shall support and take such action as is reasonably requested by WMI to consummate any settlement of the Buus Litigation as provided for in this Agreement, provided that such settlement does not deplete the assets or increase the liabilities associated with the WaMu Pension Plan by more than Twenty Million Dollars ($20,000,000.00) in the aggregate (excluding administrative costs); provided, however, that WMI shall not execute any agreement setting forth the terms of any settlement of the Buus Litigation or agree to a plan of allocation with respect to the compromise and settlement of the Buus Litigation without the prior written consent of JPMC, which consent shall not be unreasonably withheld.

Section 2.11. D&O and Tower Insurance Programs.

(a) Priority of Coverage.                                           The Parties agree that (i) with respect to the first Sixty Million Dollars ($60,000,000.00) of coverage under those insurance policies that constitute the Washington Mutual Financial Institution Blended Liability Program for the policy period May 1, 2007 to May 1, 2008 (the “2007-08 Blended Tower”), as identified on Schedule 2.11(a) hereto, WMI, WMI’s present and former officers and directors and employees (collectively, the “Insured Parties”) shall be entitled, as their respective interests may exist under applicable law, to a priority recovery as against any right of recovery the JPMC Entities and the FDIC Parties may have, for all claims made by or on behalf of any Insured Party against the policies and bonds in the 2007-08 Blended Tower, such priority amount to be used in connection with the defense and settlement of the Buus Litigation and the ERISA Litigation, and (ii) to the extent that payment is made by one of the insurers in such 2007-08 Blended Tower to any Party other than WMI, prior to the reconciliation and determination of all other claims made by any Insured Party under the 2007-08 Blended Tower, such funds paid to and received by such other Party shall be deemed held by such Party in trust for the benefit of WMI until a determination of all claims covered by such policies and bonds in the 2007-08 Blended Tower.  With respect to the balance of coverage afforded pursuant those certain insurance programs providing Directors’ and Officers’ Liability, Bankers Professional Liability, Financial Institution Bond, Fiduciary Liability and Employment Practices Liability coverage to WMI and its Affiliates and subsidiaries as specified (the “Tower Insurance Programs”), including, without limitation, the policies and bonds for the policy periods May 1, 2007 to May 1, 2008 and May 1, 2008 to May 1, 2009 that are set forth on Schedule 2.11(a) hereto, and similar insurance programs for earlier policy periods, the rights of the insureds, their successors or actual or prospective claimants shall not be altered by the terms and provisions of this Agreement and WMI and the FDIC Receiver shall have such rights to pursue recoveries from the Tower Insurance Programs as are provided under the policies, bonds and applicable law in connection therewith.  The right of the Insured Parties to a priority recovery under the 2007-08 Blended Tower (i) shall not preclude the FDIC Receiver from taking such action as may be appropriate, including, without limitation, filing suit against insurers in the 2007-08 Blended Tower, to preserve any potential rights of recovery under the 2007-08 Blended Tower, but solely to the extent consistent with the provisions of this Section 2.11(a), and (ii) shall terminate upon the earlier to occur of (A) final dismissal of the Buus Litigation and the ERISA Litigation and (B) the exhaustion of the first Sixty Million Dollars ($60,000,000.00) of coverage from any combination of policies in the 2007-08 Blended Tower through the actual payment of defense and settlement costs associated with the Buus Litigation and the ERISA Litigation.

(b) Bank Loss.                      Any insurance or bond claim under the Tower Insurance Programs asserting a claim arising from harm or loss to WMB which arose or was discovered, in whole or in part, on or prior to September 25, 2008 ( a “Bank Loss”) shall be deemed to be property of the FDIC Receiver and the Receivership.  Without limiting the foregoing, Bank Loss shall include, without limitation, those claims for which proofs of loss were submitted to the insurers under the Tower Insurance Programs 2007/08 Financial Institution Bond coverage as follows:  July 18, 2008 (C.I.P. Mortgage Company), September 17, 2008 (Encino, California); September 18, 2008 (Campbell Pruneyard, California), October 3, 2008 (Newport Beach, California), October 3, 2008 (Overlake Park), and October 3, 2008 (Woodland Hills, Winnetka, California).  The JPMC Entities and the WMI Entities agree to take such actions as may be reasonably requested by the FDIC Receiver to (i) ensure that any payments from any insurer occurring on or after the Effective Date and resulting from a Bank Loss be paid directly to the FDIC Receiver or the Receivership and (ii) cooperate with the FDIC Receiver in pursuing recovery from the insurers under the Tower Insurance Programs.  Upon the Effective Date, the Debtors shall pay to the FDIC Receiver amounts, if any, that the Debtors have received prior to such date with respect to any of the foregoing Bank Losses.  Within five (5) Business Days of the Effective Date, WMI shall provide to the FDIC Receiver or its counsel copies of any correspondence, notice of circumstances, notice of claim, proof of loss or other communication with any insurer under the Tower Insurance Programs and relating to a Bank Loss that are in the possession of WMI or its representatives, and thereafter, WMI shall forward promptly to the FDIC Receiver or its counsel copies of any such communications made or received by WMI or its representatives.

(c) JPMC Entitlement.                                Notwithstanding the provisions of Section 2.11 (a) hereof, solely to the extent that (a) JPMC assumes litigation liabilities as set forth in this Agreement which may be the subject of the Tower Insurance Programs and (b) JPMC is required to make payments as a result thereof, such payments shall be treated pari passu with the claims of WMI and the FDIC Parties, its present and former officers and directors and employees against the Tower Insurance Programs; provided, however, that under no circumstances shall JPMC be entitled to seek recovery under the Tower Insurance Programs with respect to claims arising from or relating to the Buus Litigation; and, provided, further, that, JPMC shall have no right to seek recovery under any D&O insurance policy or component of any insurance program, including, without limitation, the Tower Insurance Programs, or otherwise.

Section 2.12. H.S. Loan Corporation.  On and effective as of the Effective Date, and pursuant to the 363 Sale and Settlement, JPMC shall be deemed to have sold, transferred and assigned all of its right, title and interest in and to the stock of H.S. Loan Corporation (approximately 1.33%) to WMI as part of the Purchase Price.

Section 2.13. Goodwill Litigation.

(a) American Savings Litigation.  On the Effective Date, and as part of the Purchase Price, (i) the JPMC Entities, the FDIC Receiver and FDIC Corporate shall be deemed to have waived and released, as of September 26, 2008, any and all rights and claims associated with the claims, causes of action, damages, liabilities and recoveries associated with the American Savings Litigation, including, without limitation, any rights and claims to (A) any funds deposited into the registry of the Bankruptcy Court with respect to the American Savings Litigation (the “Registry Funds”), and (B) any funds held in escrow pursuant to that Escrow Agreement, dated December 20, 1996, by and among WMI, Keystone Holdings Partners, L.P., Escrow Partners, L.P. and The Bank of New York, and (ii) the JPMC Entities and the FDIC Parties shall file such notices as may be reasonably requested by WMI evidencing this Agreement with respect to the American Savings Litigation, including, without limitation, filing with the Bankruptcy Court such notice as may be reasonably requested by WMI evidencing the JPMC Entities’ and the FDIC Parties’ waiver and release of their respective rights to the Registry Funds.

(b) Anchor Litigation.  On and effective as of the Effective Date, and pursuant to the 363 Sale and Settlement, (i) the WMI Entities, the FDIC Receiver and FDIC Corporate shall be deemed to have sold, transferred and assigned, as of September 26, 2008, to JPMC any and all right, title and interest such Parties may have in the Anchor Litigation, free and clear of the liens, Claims, interests and encumbrances of any Person, including, without limitation, any liens, Claims, interests and encumbrances of holders of Litigation Tracking Warrants as set forth in the 2003 Amended and Restated Warrant Agreement, dated as of March 11, 2003, between WMI and Mellon Investor Services LLC, other than the liens, Claims, interests and encumbrances, if any, of JPMC, (ii) the WMI Entities, the FDIC Receiver and FDIC Corporate shall be deemed to have waived and released any and all rights and claims associated with the claims, causes of action, damages, liabilities and recoveries associated with the Anchor Litigation and (iii) the WMI Entities shall file such notices as may be reasonably requested by JPMC evidencing this Agreement with respect to the Anchor Litigation.

Section 2.14. Vendor Claims.

(a) Effective Date Actions.  On the Effective Date, and as part of the Purchase Price, JPMC shall (i) waive, or contribute and assign for distribution in accordance with the Plan and Section 2.22 hereof, any and all claims JPMC has against WMI in connection with JPMC’s payment of prepetition claims of vendors against WMI, WMB or their respective subsidiaries and Affiliates (or its purchase of such claims), whether by subrogation, assignment or otherwise, (ii) pay or otherwise satisfy any proofs of claim filed against the Debtors and the Debtors’ chapter 11 estates by vendors with respect to services, software licenses or goods provided to WMB and its subsidiaries (whether prior or subsequent to JPMC’s acquisition of the assets of WMB) pursuant to contracts or written agreements between WMB and/or its subsidiaries and such vendors (to the extent such portion of any such Claim becomes an Allowed Claim and to the extent payable, in whole or in part, by the Debtors or the Debtors’ chapter 11 estates), (iii) pay to WMI Fifty Million Dollars ($50,000,000), which funds (A) shall be placed into an escrow administered by WMI (the “Vendor Escrow”), (B) shall be used by WMI in connection with the satisfaction of Claims asserted against WMI by vendors with respect to services, software licenses or goods asserted to have been provided by the counterparties to or for the benefit of WMB or any of its subsidiaries or minority investments operations prior to the Petition Date pursuant to agreements between WMI and such vendors to the extent such portion of any such Claim becomes an Allowed Claim and to the extent payable, in whole or in part, by the Debtors or the Debtors’ chapter 11 estates (the “WMI Vendor Claims”) and (C) to the extent that any funds remain in such escrow following (1) the payment or satisfaction of all WMI Vendor Claims (including, without limitation, the withdrawal, with prejudice, of all related proofs of claim) and (2) the payment of all fees and expenses associated with such escrow, shall be distributed equally to WMI and JPMC and (iv) cooperate, to the extent reasonably requested by WMI, to enable the Debtors to (A) identify all such Claims and proofs of claim filed by vendors against the Debtors and the Debtors’ chapter 11 estates in connection therewith, (B) cause the withdrawal, with prejudice, of all such proofs of claim and (C) direct KCC to remove from the claims registry of the Debtors’ Chapter 11 Cases such proofs of claim and (4) provide for releases (whether in the Plan or otherwise) in favor of the Debtors and JPMC, and to the extent of applicable law, the FDIC Receiver and the Receivership, in connection with the WMI Vendor Claims.  The Debtors shall use their good faith efforts to pay and fully resolve any WMI Vendor Claim, despite potential arguments that all or a portion of the WMI Vendor Claim is comprised of (i) services, software licenses or goods that were provided to WMB, rather than WMI, or (ii) liabilities associated with a WMI Vendor Claim are not reflected on the books and records of WMI.

(b) Pre-Effective Date Actions.  The Confirmation Order or such prior order as may be entered by the Bankruptcy Court shall provide that (i) all right, title and interest in the contracts listed on Exhibit “U” hereto and all of the assets acquired thereunder shall be deemed to have been the assets of WMB and sold to Acquisition JPMC Entities pursuant to the Purchase and Assumption Agreement and, effective as of the Effective Date, the WMI Entities shall be deemed to have waived any and all claims and rights to the contracts listed on Exhibit “U” hereto and all of the assets acquired thereunder, (ii) to the extent applicable, as soon as practicable following the execution and delivery of this Agreement by all of the Parties, WMI shall take such action as is appropriate to cause the sale, assumption and assignment and transfer, pursuant to sections 363 and 365 of the Bankruptcy Code, the aforementioned contracts and corresponding assets, free and clear of any liens, Claims, interests and encumbrances of any Person, other than the liens, Claims, interests and encumbrances, if any, of JPMC, and JPMC shall assume all obligations including the curing of any defaults thereunder (whether such obligations and defaults arise before or after the Petition Date), with respect to the contracts listed on Exhibit “U” hereto, and (iii) WMI and JPMC shall cooperate to obtain all third party consents, if any, required to effectuate the assumption and assignment of such contracts; provided, however, that it shall not be a breach hereunder if the Bankruptcy Court declines to provide for the relief referred to herein or the consents are not provided as contemplated herein.  For the avoidance of doubt, Claims asserted against WMI with respect to services, software licenses or goods provided to WMB or its subsidiaries prior to the Petition Date by vendors with respect to the contracts listed on Exhibit “U” hereto shall be paid or otherwise satisfied from funds deposited into the Vendor Escrow.

Without in any way limiting the foregoing, nothing contained in this Section 2.14 shall relieve or otherwise diminish JPMC’s and WMI’s rights and obligations pursuant to that certain Stipulation By and Between Debtors and JPMorgan Chase Bank, N.A. Concerning Certain Contracts, dated October 16, 2008 (the “Vendor Stipulation”).  The Vendor Stipulation shall remain in full force and effect until the Effective Date and any and all rights and obligations of JPMC pursuant to the Vendor Stipulation arising from the acts or omissions of JPMC prior to the Effective Date shall survive the Effective Date and shall not be released by the terms of this Agreement.

Section 2.15. VISA Shares/VISA Strategic Agreement.

(a) Sales of VISA Shares.  On and effective as of the Effective Date, and pursuant to the 363 Sale and Settlement, (a) in addition to the amounts provided in Section 2.1 hereof, JPMC shall pay to WMI Twenty Five Million Dollars ($25,000,000.00), (b) WMI shall be deemed to have sold, assigned and transferred to JPMC, or its designee, any and all of WMI’s right, title and interest in and to the Visa Shares, free and clear of the liens, Claims, interests and encumbrances of any Person other than the liens, Claims, interests and encumbrances, if any, of JPMC, (c) WMI shall retain, and JPMC shall waive and release any claims to, any and all dividends with respect to the Visa Shares received by WMI prior to the Effective Date, (d) the Parties, other than the JPMC Entities, shall waive and release any claims to ownership of the Visa Shares or future dividends associated therewith, (e) JPMC shall assume all liabilities and obligations of (i) the WMI Entities arising from or relating to the Interchange Litigation, other than claims, liabilities and obligations associated with directors’ and officers’ liability in connection with the Interchange Litigation, (ii) WMI as set forth in that certain Loss Sharing Agreement, dated July 1, 2007, by and among Visa U.S.A. Inc., Visa International Service Association, VISA, Inc., and the members signatory thereto, as amended by that certain Amended and Restated Loss Sharing Agreement, dated December 16, 2008, by and among Visa U.S.A. Inc., Visa International Service Association, VISA Inc. and the members signatory thereto, and (iii) WMI as set forth in that certain Interchange Judgment Sharing Agreement, dated as of July 1, 2007, by and among the signatories thereto, as amended by that certain Amended and Restated Interchange Judgment Sharing Agreement, dated December 16, 2008, by and among the signatories thereto, and (f) JPMC shall pay or fund the payment of the Assumed Liabilities portion of any and all proofs of claim relating to the foregoing, as set forth on Schedule 2.15(a) hereto, to the extent such portion of any such Claim becomes an Allowed Claim; provided, however, that JPMC shall not be obligated to make duplicative payments to the holders of such Claims on account of clauses (e) and (f) hereof.

(b) VISA Strategic Agreement.  On the Effective Date, and pursuant to the 363 Sale and Settlement, (i) the WMI Entities shall be deemed to have sold, transferred and assigned to JPMC or its designee, free and clear of all liens, Claims and encumbrances, all of the WMI Entities’ right, title and interest in, and all claims, and actions arising under or related to (whether arising prior to subsequent to the Petition Date), that certain Amended and Restated Strategic Agreement, dated as of September 26, 2005, between Providian Financial Corporation and its subsidiaries and VISA U.S.A. Inc., as amended and restated from time to time, (the “VISA Strategic Agreement”), (ii) JPMC shall assume the Assumed Liabilities of the WMI Entities pursuant to the VISA Strategic Agreement (including available defenses) with respect to the Claims asserted by VISA U.S.A. Inc. in its proof of claim, filed against the Debtors and the Debtors’ Chapter 11 Cases, Claim No. 2483, pertaining to the VISA Strategic Agreement (the “VISA Claim”), (iii) the Debtors shall object to the VISA Claim and, to the extent not withdrawn, with prejudice, JPMC shall defend the Debtors with respect to such objection, and (iv) JPMC shall pay or fund the VISA Claim to the extent such Claim becomes an Allowed Claim; provided, however, that JPMC shall not be obligated to make duplicative payments on account of clauses (ii) and (iii) hereof.

With respect to the VISA Claim, the WMI Entities:  (i) acknowledge that JPMC believes, based upon available information, that meritorious defenses exist which support objection to and disallowance of claims asserted therein; and (ii) agree not to, without obtaining JPMC’s prior written consent, which consent shall not be unreasonably withheld, (a) commence or continue any claim objection proceedings, or (b) enter into, or seek Bankruptcy Court approval of, any settlement agreement with VISA U.S.A. Inc.

Section 2.16. Intercompany Obligations.  On and effective as of the Effective Date, and as partial consideration for the assets sold pursuant to the 363 Sale and Settlement, (a) JPMC shall pay all obligations of WMB, WMB’s subsidiaries or JPMC under the Revolving Notes set forth on Exhibit “V” annexed hereto, together with all interest which has accrued thereon from and after September 25, 2008, and (b) the JPMC Entities shall forgive all obligations of the WMI Entities, which shall thereupon be deemed to be fully discharged and cancelled.  The FDIC Parties shall have no liability with respect to such obligations.

Section 2.17. Sale/Retention of Intellectual Property and Other Intangible Assets.  On the Effective Date, and pursuant to the 363 Sale and Settlement, (a) the Confirmation Order shall confirm, that (i) all of the WMI Entities’ right, title and interest in and to the intellectual property listed on Exhibit “W” hereto (the “Transferred Intellectual Property”) shall be deemed to have been sold, transferred and assigned by the WMI Entities to JPMC or its designee on the Effective Date, free and clear of any liens, Claims, interests and encumbrances of any Person, other than the liens, Claims, interests and encumbrances, if any, of JPMC, (ii) all right, title and interest in and to the intellectual property listed on Exhibit “X” hereto (the “WMB Intellectual Property”) was sold to the Acquisition JPMC Entities pursuant to the Purchase and Assumption Agreement, (iii) all right, title and interest in and to the intellectual property listed on Exhibit “Y” hereto (the “WMI Intellectual Property”) was and remains assets of WMI and its estate, and (iv) all of the WMI Entities’ right, title and interest, if any, in and to trademarks, patents, domain names and copyrighted materials (whether or not the subject of registration) that were used by WMB by license or otherwise, or were available for WMB’s use, prior to the Petition Date, but are not listed on Exhibits “W” or “Y” hereto (the “Unidentified Intellectual Property”) shall be deemed to have been sold, transferred assigned by the WMI Entities to JPMC or its designee on the Effective Date, (b) the WMI Entities shall waive any and all claims and rights to all WMB Intellectual Property and, to the extent applicable, be deemed to have sold, assigned and transferred pursuant to sections 363 and 365 of the Bankruptcy Code to JPMC or its designee, any and all of the WMI Entities right, title and interest in and to the Transferred Intellectual Property, the WMB Intellectual Property and the Unidentified Intellectual Property, (c) the WMI Entities shall be deemed to have granted to the JPMC Entities a non-exclusive, non-transferable, royalty-free license to use the Transferred Intellectual Property, the Unidentified Intellectual Property and the WMI Intellectual Property during the period from September 25, 2008 until the Effective Date, (d) the JPMC Entities shall waive any and all claims and rights to all WMI Intellectual Property, and to the extent applicable, be deemed to have sold, assigned and transferred to WMI or its designee any and all of any of the JPMC Entities right, title and interest in and to the WMI Intellectual Property, (e) the JPMC Entities shall be deemed to have granted to the WMI Entities a non-exclusive, non-transferable, royalty-free license to use the WMB Intellectual Property during the period from September 25, 2008 until the Effective Date, (f) WMI and JPMC shall cooperate and take all actions reasonably necessary to effectuate the determinations, waivers, assignments, licenses and transfers contemplated by this Section 2.17, and, to the extent that any testimony is reasonably requested from WMI by JPMC to register and enforce JPMC’s rights in the Transferred Intellectual Property and the WMB Intellectual Property solely in the name of JPMC, the same shall be provided by WMI at JPMC’s sole cost and expense, and (g) the WMI Entities shall limit their use of wamuinc.net to the domain portion of email addresses for employees of the WMI Entities during the period from the Effective Date through the six (6) month anniversary of the date of entry of an order of the Bankruptcy Court closing the Chapter 11 Cases, and thereafter, will discontinue all use of wamuinc.net.

Section 2.18. Wind Investment.  On and effective as of the Effective Date, and pursuant to the 363 Sale and Settlement, WMIIC shall be deemed to have sold, transferred and assigned to JPMC, or its nominee, any and all of WMIIC’s right, title and interest in and to JPMC Wind Investment Portfolio LLC.  The WMI Entities and the

Acquisition JPMC Entities shall cooperate and take all actions reasonably necessary to effectuate the assignment and transfer contemplated by this Section 2.18.

Section 2.19. Loan Servicing.  From and after the Effective Date, JPMC shall (a) cause such of its Affiliates to continue to service the loans identified on Exhibit “Z” hereto (the “Loans”) pursuant to the servicing agreements identified on Exhibit “AA” hereto (the “Servicing Agreements”), (b) cause such of its Affiliates to remit to WMI all checks and/or payments received in connection with those loans in its possession and (c) promptly (i) remit to WMI all servicing advances that JPMC is holding with respect to such loans and (ii) provide WMI an accounting with respect to each of the foregoing.  Notwithstanding the foregoing, any dispute that may arise relating to the servicing of such loans during the period from and after the Effective Date shall be brought pursuant to such servicing agreements and this Agreement is not intended to create any additional rights, obligations or remedies.  The Parties acknowledge and agree that (y) the Loans are the only loans that are or will be, from and after the Effective Date, serviced by the JPMC Entities (or their Affiliates) for the WMI Entities (or their Affiliates or their successors in interest) and that the Service Agreements are the only servicing agreements between the JPMC Entities (or their Affiliates) and the WMI Entities (or their Affiliates) and (z) with the exception of the obligations set forth in this Section 2.19, the JPMC Entities (and their Affiliates) shall have no further obligations or liability to any of the WMI Entities (or their Affiliates) with respect to or in any way related to the servicing of any loans for the WMI Entities (or their Affiliates).

Section 2.20. IAA Agreements.

(a) IAA/JPMC.  From and after the date of execution of this Agreement by the WMI Entities and JPMC, the IAA/JPMC shall be deemed amended under its current terms to provide for the extension of the term set forth therein (a) up to and including the entry of an order of the Bankruptcy Court approving the Disclosure Statement in accordance with section 1125 of the Bankruptcy Code and (b) either (i) further extended through the later to occur of (A) date of entry of an order of the Bankruptcy Court closing the Chapter 11 Cases and (B) December 31, 2011; provided, however, that such extension shall be solely for the limited purposes of providing the Debtors, or their successors in interest, as the case may be, with access to documents reasonably necessary (1) to comply with pending or future requests in any litigation or governmental investigation, (2) in connection with any objection by the Debtors, or their successors in interest, as the case may be, to any claim in the Chapter 11 Cases, so long as such objection is interposed on or prior to the date six (6) months following the Effective Date, and (3) with respect to the Debtors’ administration and resolution of all Pre-2009 Group Tax matters in accordance with the terms and provisions of this Agreement or (ii) rather than extending the expiration of the IAA/JPMC in accordance with subsections (b)(i)(A) and (B) above, JPMC, at its sole option, discretion and expense, may elect to make available for inspection and copying by WMI any or all of the books and records to which WMI has access under the IAA/JPMC, including all electronic records, through and up to twelve (12) months following the Effective Date.  If so elected, WMI and JPMC shall agree on a third party provider which, subject to confidentiality limitations, shall have such access as may reasonably be required to copy the records (including electronic records and backup tapes) designated by WMI, and JPMC shall be relieved of any further obligations or undertaking to the WMI Entities with respect thereto.

(b) IAA/FDIC.  From and after the date of execution of this Agreement by the Debtors, the Creditors’ Committee and the FDIC Receiver, the IAA/FDIC shall be deemed amended under its current terms to provide for an expiration upon the earlier to occur of (i) entry of an order of the Bankruptcy Court closing the Chapter 11 Cases and (ii) the closing of the Receivership.

Section 2.21. BKK Litigation.

(a) Liabilities and Policies.  On and effective as of the Effective Date, and pursuant to the 363 Sale and Settlement, (a) JPMC shall assume any and all liabilities and obligations of the WMI Entities (other than WMI Rainier LLC) for remediation or clean-up costs and expenses (and excluding tort and tort related liabilities, if any), in excess of applicable and available insurance, arising from or relating to (i) the BKK Litigation, (ii) the Amended Consent Decree, dated March 6, 2006, entered in connection therewith, and (iii) that certain Amended and Restated Joint Defense, Privilege and Confidentiality Agreement, dated as of February 28, 2005, by and among the BKK Joint Defense Group, as defined therein (collectively, the “BKK Liabilities”), (b) JPMC shall pay or fund the payment of BKK Liabilities to the extent such BKK Liabilities are not covered by insurance policies (the “BKK-Related Policies”) issued by the insurance carriers (the “BKK-Related Carriers”), set forth in Schedule 2.21 annexed hereto, (c) the WMI Entities and the FDIC Receiver shall provide JPMC with a corporate resolution, in a form reasonably acceptable to JPMC, duly authorized by the WMI Entities and the FDIC Receiver, as the case may be, authorizing JPMC to act as their exclusive agent with respect to all rights and benefits to which the WMI Entities or the FDIC Receiver are entitled under the BKK-Related Policies and to resolve the BKK Liabilities on behalf of the WMI Entities, (d) the WMI Entities shall cooperate with JPMC in the negotiation of any agreements or settlements with the BKK-Related Carriers or any third parties related to the BKK Liabilities and execute any documents which may be reasonably necessary to effectuate the terms of this Section 2.21 or such agreements or settlements, (e) subject to the consent of the BKK-Related Carriers, if legally required, the WMI Entities and the FDIC Receiver agree that JPMC, rather than any of the WMI Entities or the FDIC Receiver, shall be entitled to recover from the BKK-Related Carriers any costs and expenses, including any costs and expenses related to any judgments or settlements, incurred by any of the WMI Entities or WMB prior to the Effective Date, related to, or in the defense of claims related to, the BKK Liabilities and hereby assign all such rights to JPMC, (f) the WMI Entities agree to provide JPMC with notice of any claim made or suit filed against any of the WMI Entities relating to the BKK Liabilities within thirty (30) days following receipt of such claim or suit, (g) JPMC shall indemnify the WMI Entities (other than WMI Rainier LLC) for the BKK Liabilities to the extent that such liabilities are not covered by the BKK-Related Policies and defend the WMI Entities (other than WMI Rainier LLC) with regard to the BKK Liabilities to the extent that the WMI Entities (other than WMI Rainier LLC) are not defended under the BKK-Related Policies, (h) the WMI Entities agree (i) that JPMC has sole discretion to retain counsel of its choice to defend any claims or suits pursuant to its obligations under this Section 2.21, (ii) that JPMC may retain common counsel to defend both it and the WMI Entities, and (iii) to waive any actual or potential conflicts of interest in order to permit JPMC to use common counsel.  As of the Effective Date, the WMI Entities shall assign for themselves and their successors in interest to JPMC all claims for contribution, equitable indemnity and cost recovery that they have or may have in the future related to the BKK Liabilities.  The FDIC Receiver agrees that all of the BKK-Related Policies and all rights belonging to WMB under the BKK-Related Policies, were assigned or otherwise transferred to JPMC pursuant to the Purchase and Assumption Agreement.  The FDIC Receiver agrees to (x) execute any documents which may be necessary to effectuate the terms of the Purchase and Assumption Agreement with regard to the BKK-Related Policies, (y) file, as reasonably requested by JPMC, statements in support of the assignment in any appropriate court of law, and (z) execute any documents reasonably necessary to effectuate any agreement with the BKK-Related Carriers or with any third parties, including any settlement agreements, relating to the BKK-Related Policies or the BKK Liabilities.

(b) Claims Objections and Reimbursement.  The Debtors agree to object to the proofs of claim filed against the Debtors and the Debtors’ chapter 11 estates and numbered 2138, 2213, 2233, 2405, 2467, 2693 and 3148 (collectively, the “BKK Proofs of Claim”).  To the extent the BKK Proofs of Claim are not withdrawn, with prejudice, JPMC shall defend the Debtors against and reimburse the Debtors for any distribution which the Debtors become obligated to make and make on account of remediation or clean-up costs and expenses contained in such BKK Proofs of Claim and not otherwise covered by the BKK-Related Policies and/or reimbursed by the BKK-Related Carriers.  The Debtors shall cooperate to enable counsel selected by JPMC to defend against such BKK Proofs of Claim.  All other provisions of subsection (a) of the Section 2.21 providing for the use of the BKK-Related Policies are applicable to this Section 2.21(b).

(c) Non-Transferability.  Nothing in this Section 2.21 is intended to transfer to JPMC any liabilities of the WMI Entities not specified in this Section 2.21 or any liabilities of WMI Rainier LLC.

Section 2.22. Allowance of Certain JPMC Claims.  On and effective as of the Effective Date, the JPMC Claims shall constitute the JPMC Allowed Unsecured Claim and shall be classified with and treated in the same manner as other allowed general unsecured claims under the Plan, including, without limitation, with respect to distributions pursuant to Plan; provided, however, that, notwithstanding the foregoing, on and effective as of the Effective Date, the JPMC Entities shall be deemed to have contributed all amounts distributable or payable to the JPMC Entities pursuant to the Plan on account of the JPMC Allowed Unsecured Claim to the Debtors in exchange for certain of the releases identified in the Plan.

Section 2.23. Bond Indemnity Matters.  On and effective as of the Effective Date, and pursuant to the 363 Sale and Settlement, (a) all of the WMI Entities’ right, title and interest in and to the Bonds, if any, shall be deemed to be and forever determined to be the property of JPMC and the WMI Entities will be deemed to have sold, transferred, and assigned any and all right, title and interest the WMI Entities may have in the Bonds, free and clear of the liens, Claims, interests and encumbrances of any Person other than the liens, Claims, interests and encumbrances, if any, of JPMC, (b) JPMC shall assume all Assumed Liabilities of the WMI Entities related to the Bonding Companies (including, without limitation, Safeco Insurance Company), the Bonded Obligations and the Bond Indemnity and (c) to the extent that any of the Bonding Companies have filed proofs of claim against the Debtors and their chapter 11 estates, JPMC shall pay or fund the payment of the Assumed Liabilities portion of any and all such Claims, as set forth on Schedule 2.23 hereto, to the extent such portion of any such Claim becomes an Allowed Claim; provided, however, that JPMC shall not be obligated to make duplicate payments on account of clauses (b) and (c) hereof.

Section 2.24. Plan Releases Matters.  The Plan shall provide, to the fullest extent legally permissible, that any Person, including, without limitation, each REIT Trust Holder, receiving a distribution pursuant to the Plan shall release, and shall be deemed to have released, the JPMC Entities, the FDIC Receiver, FDIC Corporate and the Receivership from any and all Released Claims and any other Claims such Person may have arising from or relating to the claims or interests for which such party is receiving such distribution; provided, however, that, as set forth in Section 3.8 hereof, nothing is or shall be intended, nor shall it be construed, to release any claims or defenses that the JPMC Entities and the FDIC Parties may have pursuant to the Purchase and Assumption Agreement.  The releases that will be obtained through the Plan are essential to the success of the reorganization and necessary to make the Plan feasible.  Without limiting the foregoing, in consideration for the waiver and release of the Releasees from any and all Claims resulting from, among other things, the issuance or assignment of the Trust Preferred Securities or any commitment, disclosure or non-disclosure with respect thereto, the declaration of any Exchange Event, as defined in the offering materials relating to the Trust Preferred Securities, with respect to the Trust Preferred Securities by the OTS, the assignment of the Trust Preferred Securities subsequent thereto, and any and all claims in any way related to the Trust Preferred Series or the REIT Series, pursuant to the Plan, on the Effective Date, JPMC shall pay, or transfer to the Disbursing Agent, for payment to each Releasing REIT Trust Holder its pro rata share of Fifty Million Dollars ($50,000,000.00), determined by multiplying (a) Fifty Million Dollars ($50,000,000.00) times (b) an amount equal to (i) the principal amount of REIT Series held by such Releasing REIT Trust Holder on the Voting Record Date, as defined in the Plan, divided by (ii) the outstanding principal amount of all REIT Series (which is Four Billion Dollars ($4,000,000,000.00)); provided, however, that, at the election of JPMC, the amount payable to Releasing REIT Trust Holders pursuant to this Section 2.24 may be paid in shares of common stock of JPMC, having an aggregate value equal to the amount of cash to be paid pursuant to this Section 2.24, valued at the average trading price during the thirty (30) day period immediately preceding the Effective Date.  While JPMC’s maximum liability pursuant to this Section 2.24 is Fifty Million Dollars ($50,000,000.00), JPMC’s liability shall be reduced to the extent the Releasing REIT Trust Holders comprise less than all of the outstanding REIT Series holders.

Section 2.25. Checks, Funds, Rebatements and Reimbursements.  On and effective as of the Effective Date, pursuant to the 363 Sale and Settlement, and except as otherwise expressly set forth herein, including, without limitation, pursuant to Section 2.4 hereof, the WMI Entities, the FDIC Receiver and the JPMC Entities shall waive and release any and all claims and rights to checks or funds received by the other Party at any time from and after the Petition Date and made out to “Washington Mutual”, “WaMu”, “WAMU”, “WMI”, “WMB” or other similar nomenclature; provided, however, that, within twenty (20) Business Days from the execution and delivery hereof, the WMI Entities, the FDIC Receiver and the JPMC Entities shall provide to the other Party a list setting forth the amounts received by each such Party and referenced above; and, provided, further, that, to the extent that any JPMC Entities have received any amounts from communications carriers that represent funds for overcharges, refunds or rebates, which relate to activity during the period prior to the Petition Date, such JPMC Entities shall (a) pay to WMI any such amounts received or (b) pay or fund the payment of any Claims of such communications carriers to the extent such Claims become Allowed Claims; and, provided, further, that, within five (5) Business Days of the Effective Date, JPMC and WMI shall provide instructions, in form acceptable to the plaintiffs and defendants in the litigation styled Microsoft Cases, J.C.C.P. No. 4106, pending in the Superior Court of California, County of San Francisco (the “Microsoft-California Class Action”), instructing the Microsoft Claims Administrator in the Microsoft-California Class Action to distribute to WMI all eligible proceeds of that certain Settlement Agreement, dated June 16, 2003, as amended, entered in the Microsoft-California Class Action.

Section 2.26. No Pass-Through Liability.  This Agreement shall not create, and the terms and provisions shall not be construed to create, any additional liability on the part of the FDIC Parties as a result of the transfer of assets and assumption of liabilities set forth herein, including, without limitation, liability arising as a result of claims for setoff, recoupment, indemnification, contribution or subrogation.

Section 2.27. Orders of Investigation.  On and effective as of the Effective Date, (a) except with respect to the WMI Releasees, as defined in Section 3.1 hereof, the FDIC Parties may enforce any existing FDIC Order of Investigation or issue, file or serve any additional or replacement FDIC Order of Investigation against any Person, and (b) each of the WMI Releasees set forth on any such FDIC Order of Investigation shall be relieved of any and all obligations to comply with or other requirements set forth therein or under applicable law, if any.

Section 2.28. Allocation of Consideration Received by FDIC Receiver.  Pursuant to this Agreement, the FDIC Receiver is releasing potential claims against certain present or former WMI or WMB directors or officers (the “Potential Claims”).  The FDIC Receiver has allocated no more than One Hundred Twenty Five Million

Dollars ($125,000,000.00) of the consideration to be received by the FDIC Receiver pursuant to the Plan and Sections 2.4 and 2.26 hereof to the FDIC Receiver’s release of the Potential Claims.

Section 2.29. WMB Claims and Distributions.  The Debtors and the FDIC Receiver acknowledge and agree that (a) the Plan provides a distribution (contingent on the occurrence of certain conditions) to Bank Creditors in the amount of Three Hundred Thirty-Five Million Dollars ($335,000,000.00) (the “Bank Creditor Distribution”), on account of and in complete and full satisfaction of purported claims of Bank Creditors against WMI (other than claims that are otherwise subordinated pursuant to section 510 of the Bankruptcy Code), including, without limitation, the Bank Bondholder Claims, to the extent it is determined by Final Order that such claims, including the Bank Bondholder Claims, are Allowed Claims against the Debtors and the Debtors’ chapter 11 estates, (b) the Bank Creditor Distribution shall be paid when WMI receives its distribution of the Homeownership Carryback Refund Amount in accordance with Section 2.4 hereof, (c) as set forth in Sections 2.5 and 4.6 hereof, the Bank Bondholder Claims are derivative in nature of the claims and causes of action asserted by the FDIC Parties and the Receivership in the FDIC Claim and the WMI Action and (d) the claims and causes of action that have or may be asserted by the FDIC Parties and the Receivership against the Debtors and the Debtors’ chapter 11 estates are being released, discharged or settled as a result of this Agreement and the Plan.

ARTICLE III

RELEASES AND BAR ORDER

Section 3.1. Release of WMI Entities.  On and effective as of the Effective Date, and without the need for the execution and delivery of additional documentation or the entry of any additional orders of the Bankruptcy Court, except as expressly provided in this Agreement and the Plan, the JPMC Entities, the Creditors’ Committee and the FDIC Parties, each of their respective subsidiaries and Affiliates and the predecessors, successors and assigns of any of them and any other Person that claims or might claim through, on behalf of or for the benefit of any of the foregoing whether directly or derivatively (including, without limitation, by or through the Receivership or otherwise) (collectively, the “Non-Debtor Releasors”), shall be deemed to have irrevocably and unconditionally, fully, finally, and forever waived, released, acquitted and discharged the WMI Entities, WMB, each of the Debtors’ estates, the Reorganized Debtors, their respective past or present parent entities, subsidiaries, Affiliates, directors, officers, employees, professionals, including, without limitation, any and all professionals retained by WMI or the Creditors’ Committee in the Chapter 11 Cases either (a) pursuant to an order of the Bankruptcy Court other than ordinary course professionals or (b) as set forth on Schedule 3.1(a) hereto (collectively, the “Retained Professionals”), and the predecessors, successors and assigns of any of them (collectively, but excluding the Persons set forth on Exhibit “BB” hereto (the “Excluded Parties”), the “WMI Releasees”) from any and all claims, demands, rights, liabilities, or causes of action of any and every kind, character or nature whatsoever, in law or in equity, known or unknown (including Unknown Claims), whether asserted or unasserted, which the Non-

Debtor Releasors, or any of them, or anyone claiming through them, on their behalf or for their benefit have or may have or claim to have, now or in the future, against any WMI Releasee that are Released Claims or otherwise are based upon, related to, or arise out of or in connection with any of WMI’s assets or any assets to be received by WMI as provided herein, the Plan Contribution Assets, the JPMC Claims, the FDIC Claim, the Purchase and Assumption Agreement, the Intercompany Claims, the WMI Accounts, the Disputed Accounts (including, without limitation, any rights of setoff, recoupment, banker’s liens, or similar rights a Non-Debtor Releasor may have against funds in the Disputed Accounts or the WMI Accounts), any intercompany claims on the books of WMI or WMB related to the WaMu Pension Plan and the Lakeview Plan and claims related in any way to the Trust Preferred Securities (including, without limitation, the creation of the Trust Preferred Securities, the retention of the Trust Preferred Securities and the transfer of WMI’s interest therein to JPMC), or any claim, act, fact, transaction, occurrence, statement or omission in connection with, or alleged or that could have been alleged in the Related Actions, including, without limitation, any such claim, demand, right, liability, or cause of action for indemnification, contribution, or any other basis in law or equity for damages, costs or fees incurred by the Non-Debtor Releasors arising directly or indirectly from or otherwise relating to the Actions (the “WMI Released Claims”).  Notwithstanding anything contained in this Section 3.1 or elsewhere to the contrary, (a) the foregoing is not intended to release, nor shall it have the effect of releasing, (i) the WMI Releasees from the performance of their obligations in accordance with this Agreement, the written agreements set forth on Schedule 3.1(b) hereto and entered into among either of the WMI Entities, on the one hand, and any of the Non-Debtor Releasors, on the other hand, during the period subsequent to the Petition Date, (ii) with respect to the FDIC Parties only, and subject to the terms and provisions of Section 3.6 hereof, any Person (other than any Person serving as a current director or officer of WMI or WMB or their subsidiaries or Affiliates) from any enforcement or regulatory action by the FDIC Parties or such other claims or causes of action which the FDIC Parties have against the Excluded Parties, (iii) with respect to the FDIC Parties only, and solely to the extent of an action commenced by or for the benefit of a WMI Releasee, any claims or rights that the FDIC Parties may have to intervene in any such action solely to assert that such action is a derivative action that, as a matter of law, belongs to the FDIC Parties, and not for purposes of obtaining an affirmative recovery against such WMI Releasee with regard to the WMI Released Claims and (iv) any avoidance action or claim objection regarding an Excluded Party or a WMI Releasee, (b) each Non-Debtor Releasor shall retain the right to assert any and all WMI Released Claims by way of setoff, contribution, contributory or comparative fault or in any other defensive manner in the event that such Non-Debtor Releasor or any other person or entity (but solely as a defense against the claims of such person or entity and not for purposes of obtaining an affirmative recovery) and such WMI Released Claim shall be determined in connection with any such litigation as if the provisions of this Section 3.1 were not effective, and (c) solely to the extent any governmental authority obtains or enters an order directing restitution for the criminal or otherwise wrongful acts, (i) such orders shall be for the benefit of the FDIC Receiver as successor to WMB and (ii) if WMI or JPMC receives any payment in respect of any such order, such entity shall (1)

hold such amounts in trust for the FDIC Receiver as successor to WMB, (2) promptly notify the FDIC Receiver of its receipt of such payment and (3) remit such funds to the FDIC Receiver for the benefit of the Receivership.

Section 3.2. Release of the JPMC Entities.  On and effective as of the Effective Date, and without the need for the execution and delivery of additional documentation or the entry of any additional orders of the Bankruptcy Court, except as expressly provided in this Agreement and the Plan, the WMI Entities, each of the Debtors’ estates, the Reorganized Debtors, the FDIC Parties, the Creditors’ Committee, and each of their respective subsidiaries and Affiliates and the predecessors, successors and assigns of any of them and any other Person that claims or might claim through, on behalf of or for the benefit of any of the foregoing, whether directly or derivatively (including, without limitation, by or through the Debtors, the Receivership or otherwise) (collectively, the “Non-JPMC Releasors”), shall be deemed to have irrevocably and unconditionally, fully, finally and forever waived, released, acquitted and discharged the JPMC Entities, the Acquisition JPMC Entities and any of their respective past or present parent entities, subsidiaries, Affiliates, directors, officers, employees, professionals and the predecessors, successors and assigns of any of them (collectively, the “JPMC Releasees”), from any and all claims, demands, rights, liabilities, or causes of action of any and every kind, character or nature whatsoever, in law or in equity, known or unknown (including Unknown Claims), whether asserted or unasserted, which the Non-JPMC Releasors, or any of them, or anyone claiming through them, on their behalf or for their benefit, have or may have or claim to have, now or in the future, against any JPMC Releasee that are Released Claims or otherwise are based upon, related to, or arise out of or in connection with any assets to be received by JPMC as provided herein, the Plan Contribution Assets, the Debtors’ Claims, the JPMC Claims, the FDIC Claim, the Purchase and Assumption Agreement, the Intercompany Claims, any intercompany claims on the books of WMI or WMB related to the WaMu Pension Plan or the Lakeview Plan and claims related in any way to the Trust Preferred Securities (including, without limitation, the creation of the Trust Preferred Securities, the financing associated therewith, the requested assignment of the Trust Preferred Securities by the Office of Thrift Supervision and the transfer and the asserted assignment of the Trust Preferred Securities subsequent thereto) or any claim, act, fact, transaction, occurrence, statement or omission in connection with or alleged or that could have been alleged in the Related Actions, including, without limitation, any such claim, demand, right, liability, or cause of action for indemnification, contribution, or any other basis in law or equity for damages, costs or fees incurred by the Non-JPMC Releasors arising directly or indirectly from or otherwise relating to the Related Actions (the “JPMC Released Claims”).  Notwithstanding anything contained in this Section 3.2 or elsewhere to the contrary, (a) the foregoing is not intended to release, nor shall it have the effect of releasing, JPMC from the performance of its obligations in accordance with this Agreement, the written agreements set forth on Schedule 3.2 hereto and entered into among any of the JPMC Entities, on the one hand, and either of the WMI Entities, on the other hand, during the period subsequent to the Petition Date, (b) each Non-JPMC Releasor shall retain the right to assert any and all JPMC Released Claims by way of setoff, contribution, contributory or comparative fault or in any other defensive manner in the event that such Non-JPMC Releasor is sued on any JPMC Released Claim by a JPMC Releasee or any other person or entity (but solely as a defense against the claims of such person or entity and not for purposes of obtaining an affirmative recovery) and such JPMC Released Claim shall be determined in connection with any such litigation as if the provisions of this Section 3.2 were not effective and (c) subject to the provisions of Section 3.8 hereof, the foregoing is not intended to release, nor shall it have the effect of releasing, any rights, claims or defenses that the FDIC Parties may have pursuant to the Purchase and Assumption Agreement.

Section 3.3. Release of the FDIC Parties.  On and effective as of the Effective Date, and without the need for the execution and delivery of additional documentation or the entry of any additional orders of the Bankruptcy Court, except as expressly provided in this Agreement and the Plan, the WMI Entities, each of the Debtors’ estates, the Reorganized Debtors, the JPMC Entities, the Creditors’ Committee, and each of their respective subsidiaries and Affiliates and the predecessors, successors and assigns of any of them and any other Person that claims or might claim through, on behalf of or for the benefit of any of the foregoing, whether directly or derivatively (collectively, the “Non-FDIC Releasors”) shall be deemed to have irrevocably and unconditionally, fully, finally, and forever waived, released, acquitted and discharged the FDIC Receiver, FDIC Corporate, the Receivership, their respective past or present parent entities, subsidiaries, Affiliates, directors, officers, employees, professionals and the predecessors, successors and assigns of any of these (collectively, the “FDIC Releasees”) from any and all claims, demands, rights, liabilities, or causes of action of any and every kind, character or nature whatsoever, in law or in equity, known or unknown (including Unknown Claims), whether asserted or unasserted, which the Non-FDIC Releasors, or any of them, or anyone claiming through them, on their behalf or for their benefit, have or may have or claim to have, now or in the future, against any FDIC Releasee that are Released Claims or otherwise are based upon, related to, or arise out of or in connection with the Plan Contribution Assets, the Debtors’ Claims, the JPMC Claims, the Intercompany Claims, the Purchase and Assumption Agreement, any intercompany claims on the books of WMI or WMB related to the WaMu Pension Plan or the Lakeview Plan and claims related in any way to the Trust Preferred Securities (including, without limitation, the creation of the Trust Preferred Securities, the financing associated therewith, the requested assignment of the Trust Preferred Securities by the Office of Thrift Supervision and the transfer and the asserted assignment of the Trust Preferred Securities subsequent thereto) or any claim, act, fact, transaction , occurrence, statement, or omission in connection with or alleged or that could have been alleged in the Related Actions, including, without limitation, any such claim, demand, right, liability, or cause of action for indemnification, contribution, or any other basis in law or equity for damages, costs or fees incurred by the Non-FDIC Releasors arising directly or indirectly from or otherwise relating to the Related Actions, other than any claims or rights that the JPMC Entities may have against the FDIC Releasees pursuant to the Purchase and Assumption Agreement (collectively, the “FDIC Released Claims”).  Notwithstanding anything contained in this Section 3.3 or elsewhere to the contrary, (a) the foregoing is not intended to release, nor shall it have the effect of releasing, the FDIC Parties from the performance of their obligations in accordance with this Agreement and the written agreements set forth on Schedule 3.3 hereto and entered into among the FDIC Receiver, FDIC Corporate or the Receivership, on the one hand, and either of the WMI Entities, on the other hand, during the period subsequent to the Petition Date, or with respect to the Purchase and Assumption Agreement, (b) each Non-FDIC Releasor shall retain the right to assert any and all FDIC Released Claims by way of setoff, contribution, contributory or comparative fault or in any other defensive manner in the event that such Non-FDIC Releasor is sued on any FDIC Released Claim by an FDIC Releasee or any other person or entity (but solely as a defense against the claims of such person or entity and not for purposes of obtaining an affirmative recovery) and such FDIC Released Claim shall be determined in connection with any such litigation as if the provisions of this Section 3.3 were not effective, (c) subject to the provisions of Section 3.8 hereof, the foregoing is not intended to release, nor shall it have the effect of releasing, any rights or claims that the JPMC Entities may have pursuant to the Purchase and Assumption Agreement, and (d) the foregoing is not intended to release, nor shall it have the effect of releasing, any Releasee or any Person of claims that may be held or asserted by the Federal Deposit Insurance Corporation, in any capacity (including, without limitation, as regulator or as receiver for any failed depository institution other than WMB), to the extent that any such claims are unrelated to the Debtors, the Chapter 11 Cases, the Actions, the WMI Claims or the FDIC Claim.

Section 3.4. INTENTIONALLY OMITTED.

Section 3.5. Release of Creditors’ Committee.  On and effective as of the Effective Date, and without the need for the execution and delivery of additional documentation or the entry of any additional orders of the Bankruptcy Court, the JPMC Entities, the FDIC Parties, each of their respective subsidiaries and Affiliates and the predecessors, successors and assigns of any of them and any other Person that claims or might claim through, on behalf of or for the benefit of any of the foregoing whether directly or derivatively (including, without limitation, by or through the Receivership, the Debtors or otherwise) (the “Non-Creditors’ Committee Releasors”), shall be deemed to have irrevocably and unconditionally, fully, finally, and forever waived, released, acquitted and discharged the Creditors’ Committee, the members of the Creditors’ Committee, and their respective past or present members, subsidiaries, Affiliates, directors, officers, employees, professionals and the predecessors, successors and assigns of any of them (the “Creditors’ Committee Releasees”) from any and all claims, demands, rights, liabilities, or causes of action of any and every kind, character or nature whatsoever, in law or in equity, known or unknown (including Unknown Claims), whether asserted or unasserted, which the Non-Creditors’ Committee Releasors, or any of them, or anyone claiming through them, on their behalf or for their benefit have or may have or claim to have, now or in the future, against any Creditors’ Committee Releasee that are Released Claims or otherwise are based upon, related to, or arise out of or in connection with any of WMI’s assets or any assets to be received by WMI, its constituencies, or the Creditors’ Committee’s constituencies as provided herein, the Plan

Contribution Assets, the JPMC Claims, the FDIC Claim, the Purchase and Assumption Agreement, the Intercompany Claims, the Disputed Accounts and the WMI Accounts (including, without limitation, any rights of setoff, recoupment, banker’s liens, or similar rights a Non-Creditors’ Committee Releasor may have against funds in the Disputed Accounts and the WMI Accounts), any intercompany claims on the books of WMI or WMB related to the WaMu Pension Plan and the Lakeview Plan and claims related in any way to the Trust Preferred Securities (including, without limitation, the creation of the Trust Preferred Securities, the retention of the Trust Preferred Securities and the transfer of WMI’s interest therein to JPMC), or any claim, act, fact, transaction, occurrence, statement or omission in connection with, or alleged or that could have been alleged in the Related Actions, including, without limitation, any such claim, demand, right, liability, or cause of action for indemnification, contribution, or any other basis in law or equity for damages, costs or fees incurred by the Non-Creditors’ Committee Releasors arising directly or indirectly from or otherwise relating to the Actions (the “Creditors’ Committee Released Claims”).  Notwithstanding anything contained in this Section 3.5 or elsewhere to the contrary, (a) the foregoing is not intended to release, nor shall it have the effect or releasing, the Creditors’ Committee Releasees from the performance of their obligations in accordance with this Agreement, the written agreements set forth on Schedule 3.5 hereto and entered into among any of the Creditors’ Committee Releasees, on the one  hand, and any of the Non-Creditors’ Committee Releasors, on the other hand, during the period subsequent to the Petition Date and (b) each Non-Creditors’ Committee Releasor shall retain the right to assert any and all Creditors’ Committee Released Claims by way of setoff, contribution, contributory or comparative fault or in any other defensive manner in the event that such Non-Creditors’ Committee Releasor or any other person or entity (but solely as a defense against the claims of such person or entity and not for purposes of obtaining an affirmative recovery) and such Creditors’ Committee Released Claim shall be determined in connection with any such litigation as if the provisions of this Section 3.5 were not effective.

Section 3.6. Relief for Indemnification and Contribution Claims.  Without in any way limiting the scope of Section 3.1 hereof, each of the FDIC Parties further agrees that, from and after the Effective Date, if (a) any claim or cause of action is commenced, asserted, continued or pursued by, on behalf of, or for the benefit of any of the FDIC Parties against any Person, including, without limitation, any Excluded Party, for claims or causes of action relating to the period prior to the Effective Date, (b) a judgment or settlement is obtained in connection therewith requiring payment by such Person to any of the FDIC Parties or otherwise (the “FDIC Judgment or Settlement”), and (c) as a direct or indirect result thereof, any Person seeks and successfully obtains, by way of judgment, award, settlement (with consent of the FDIC Parties, which consent shall not be unreasonably withheld) or otherwise, directly or indirectly, any contribution or indemnity from any of the WMI Releasees based upon, arising from, or related to the FDIC Judgment or Settlement, then, such FDIC Party shall not execute on, collect on, obtain a lien based upon, or otherwise perfect or use in any manner any FDIC Judgment or Settlement unless the FDIC Party first reduces the FDIC Judgment or Settlement amount or otherwise structures such FDIC Judgment or Settlement, by agreement or otherwise, such that none of the WMI Releasees shall be required to make any payment on such contribution or indemnification or, directly or indirectly, any payment of any portion of the FDIC Judgment or Settlement that exceeds amounts paid or to be paid from available insurance coverage, including, without limitation, any insurance under the Tower Insurance Programs.  The specific action or inaction taken by any of the FDIC Parties as may be required by this Section 3.6 shall be at the discretion of such FDIC Parties so long as such action or inaction, as the case may be, shall be effective to relieve all of the WMI Releasees of such contribution or indemnification claims in a manner consistent with this Section 3.6.  Nothing contained in this Section 3.6 shall (x) require any FDIC Party to pay or otherwise be responsible for any attorneys’ fees or other costs of litigation incurred by any WMI Releasee, all such fees and costs being the sole responsibility and obligation of the WMI Releasee, (y) to the extent that the FDIC Parties comply with the provisions of this Section 3.6, require any of the FDIC Parties to indemnify, reimburse or pay any loss or obligation of any WMI Releasees, the Excluded Parties or any other Person, and (z) be construed to relieve any of the Debtors’ insurers, including, without limitation, any insurers in the Tower Insurance Programs, of any of their obligations under their insurance policies or applicable law.

Section 3.7. Bar Order.  Except as otherwise agreed to by the Parties, the effectiveness of the compromise and settlement set forth herein is conditioned upon, among other things, the Bankruptcy Court entering the Confirmation Order, each of which shall, inter alia, provide that each and every Person who is not a Releasor hereunder, and receiving a distribution pursuant to the Plan, is permanently enjoined, barred and restrained from instituting, prosecuting, pursuing or litigating in any manner any and all claims, demands, rights, liabilities, or causes of action of any and every kind, character or nature whatsoever, in law or in equity, known or unknown (including Unknown Claims), whether asserted or unasserted, against any of the WMI Releasees, the JPMC Releasees, the FDIC Releasees, or the Creditors’ Committee Releasees that are Released Claims or otherwise are based upon, related to, or arise out of or in connection with the Debtors’ Claims, the JPMC Claims, the FDIC Claim, the Purchase and Assumption Agreement (other than any rights, claims or defenses the JPMC Entities or the FDIC Parties may have pursuant to the Purchase and Assumption Agreement), confirmation and consummation of the Plan, the negotiation and consummation of this Agreement or any claim, act, fact, transaction, occurrence, statement or omission in connection with or alleged or that could have been alleged in the Related Actions or other similar proceedings, including, without limitation, any such claim, demand, right, liability, or cause of action for indemnification, contribution, or any other basis in law or equity for damages, costs or fees incurred arising directly or indirectly from or otherwise relating to the Related Actions, either directly or indirectly by any Person for the direct or indirect benefit of any WMI Releasee arising from or related to the claims, acts, facts, transactions, occurrences, statements or omissions that are, could have been or may be alleged in the Related Actions or any other action brought or that might be brought by, through, on behalf of, or for the benefit of the WMI Releasees or any of them (whether arising under federal, state or foreign law, and regardless of where asserted).

Section 3.8. JPMC and FDIC Preserved Rights.  Notwithstanding anything contained in this Article III to the contrary, nothing in this Agreement shall waive, release, acquit or discharge, nor shall it be construed to waive, release, acquit or discharge, the rights and obligations of JPMC and the FDIC Parties pursuant to the Purchase and Assumption Agreement, including, without limitation, any right to assert that liabilities remained with the FDIC Parties or seek indemnification in accordance with the provisions of Section 12.1 of the Purchase and Assumption Agreement or dispute the assertion of liabilities or entitlement to indemnification; provided, however, that this Agreement shall affect and be binding upon JPMC and the FDIC Parties to the extent it resolves any and all claims among JPMC and the FDIC Parties to the assets and consideration paid, sold, assigned and transferred to the JPMC Entities and the FDIC Parties pursuant to this Agreement and the Purchase and Assumption Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1. Representation and Warranties of JPMC Entities.  JPMC hereby represents and warrants for itself, and on behalf of the other JPMC Entities, that:  (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with all requisite power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute this Agreement and to consummate the transactions contemplated hereby; (b) it has full requisite power and authority to execute and deliver and to perform its obligations under this Agreement, and the execution, delivery and performance hereof, and the instruments and documents required to be executed by it in connection herewith (i) have been duly and validly authorized by it and (ii) are not in contravention of its organizational documents or any agreements specifically applicable to it; (c) no proceeding, litigation or adversary proceeding before any court, arbitrator or administrative or governmental body is pending against it which would adversely affect its ability to enter into this Agreement or to perform its obligations hereunder; and (d) it, or one of its affiliated JPMC Entities, directly or indirectly, has the power and authority to bind each other JPMC Entity to the terms of this Agreement or otherwise has been duly authorized by such other JPMC Entity to execute and deliver this Agreement on its behalf.

Section 4.2. Representations of the JPMC Entities as to JPMC Claims/Tax Sharing Agreement.  JPMC hereby represents and warrants for itself, and on behalf of the other JPMC Entities, that:  (a) except with regard to the JPMC Claims referenced in the Recitals herein, none of the JPMC Entities holds any claims against the WMI Entities, known or unknown, whether asserted or unasserted, and that any such claims or causes of action are included among the WMI Released Claims, (b) it has not filed, or caused to be filed, a proof of claim against any of the Debtors other than the JPMC Claims; (c) as of the date hereof, it has not assigned, sold, participated, granted, conveyed, or otherwise transferred, in whole or in part, the JPMC Claims, and, as of the date hereof, it is not a party to any agreement to assign, sell, participate, grant, convey or otherwise transfer, and has not entered into any other agreement to assign, sell, participate, grant or otherwise transfer, in whole or in part, any portion of its right, title or interests in the JPMC Claims, and it has good title thereto, free and clear of all liens, security interests and other encumbrances of any kind; (d) as of the date hereof, the sole beneficial owners of the JPMC Claims are the JPMC Entities; and (e) as of September 25, 2008, the JPMC Entities acquired the assets of the Affiliated Banks and their Affiliates, pursuant to the Purchase and Assumption Agreement, including, without limitation, assets and rights in accordance with that certain Tax Sharing Agreement, dated as of August 31, 1999, by and among the parties thereto.

Section 4.3. Representation and Warranties of the WMI Entities.  Each of the WMI Entities hereby represents and warrants for itself, and on behalf of the other Debtors, that:  (a) it is duly organized and validly existing under the laws of the jurisdiction of organization with all requisite power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute this Agreement and to consummate the transactions contemplated hereby; (b) subject to entry of the Confirmation Order, it has full requisite power and authority to execute and deliver and to perform its obligations under this Agreement, and the execution, delivery and performance hereof, and the instruments and documents required to be executed by it in connection herewith (i) have been duly and validly authorized by it and (ii) are not in contravention of its organization documents or any material agreement specifically applicable to it; (c) no proceeding, litigation or adversary proceeding before any court, arbitrator or administrative or governmental body is pending against it which would adversely affect its ability to enter into this Agreement or to perform its obligations hereunder; and (d) it, or one of its Affiliated WMI Entities that is signatory hereto, directly or indirectly, and subject to the entry of the Confirmation Order, has the power and authority to bind each Debtor, Reorganized Debtor and other WMI Entity to the terms of this Agreement or otherwise has been duly authorized by such Debtor, Reorganized Debtor and other WMI Entity to execute and deliver this Agreement on its behalf.

Section 4.4. Representations of the WMI Entities as to Debtors’ Claims.  Each of the WMI Entities hereby represents and warrants for itself, and on behalf of the other Debtors that:  (a) other than the claims asserted in the Actions, none of the Debtors holds any claim or cause of action against the JPMC Entities, the FDIC Parties or the Receivership and that any such claims or causes of actions are included among the JPMC Released Claims and the FDIC Released Claims, respectively; and (b) they are not aware of any proofs of claim filed by or on behalf of the WMI Entities other than the claims set forth in the Recitals herein.

Section 4.5. Representations and Warranties of the FDIC Parties.  The FDIC Receiver hereby represents and warrants for itself and on behalf of the Receivership, and FDIC Corporate hereby represents and warrants that:  (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with all requisite power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute this Agreement and to consummate the transactions contemplated hereby; (b) it has full requisite power and authority to execute and deliver and to perform its obligations under this Agreement, and the execution, delivery and performance hereof, and the instruments and documents required to be executed by it in connection herewith (i) have been duly and validly authorized by it and (ii) are not in contravention of its organizational documents or any agreements specifically applicable to it; (c) no proceeding, litigation or adversary proceeding before any court, arbitrator or administrative or governmental body is pending against it which would adversely affect its ability to enter into this Agreement or to perform its obligations hereunder; and (d) it directly or indirectly, has the power and authority to bind itself and the Receivership to the terms of this Agreement or otherwise has been duly authorized to execute and deliver this Agreement on its behalf.

Section 4.6. Representations of the FDIC Parties as to FDIC Claim.  The FDIC Receiver hereby represents and warrants for itself and on behalf of the Receivership, and FDIC Corporate hereby represents and warrants, effective upon FDIC Board approval, that:  (a) except with regard to the FDIC Claim and as set forth in the Actions, none of the FDIC Receiver, FDIC Corporate and the Receivership holds any claims against the WMI Entities, known or unknown, whether asserted or unasserted, and that any such claims or causes of action are included among the WMI Released Claims; (b) it has not filed, or caused to be filed, a proof of claim against any of the Debtors other than the FDIC Claim; (c) the FDIC Claim, together with those asserted against the WMI Entities in the WMI Action, represent all claims and causes of action of the FDIC Parties and the Receivership against the Debtors and that the claims similar in nature which are asserted in the Bank Bondholder Claims, including, without limitation, fraudulent transfer claims, breach of fiduciary claims, corporate veil piercing, alter ego, substantive consolidation, securities fraud and the undercapitalization of, failure to support and looting of WMB, are derivative in nature of the claims of Receivership and of the claims set forth in the FDIC Claim and the WMI Action; (d) as of the date hereof, it has not assigned, sold, participated, granted, conveyed, or otherwise transferred, in whole or in part, the FDIC Claim, and, as of the date hereof, it is not a party to any agreement to assign, sell, participate, grant, convey or otherwise transfer, and has not entered into any other agreement to assign, sell, participate, grant or otherwise transfer, in whole or in part, any portion of its right, title or interests in the FDIC Claim, and it has good title thereto, free and clear of all liens, security interests and other encumbrances of any kind; and (e) as of the date hereof, the sole beneficial owner of the FDIC Claim is the FDIC Receivership; provided, however, that certain claims asserted in the FDIC Claim may be claims in which JPMC maintains an interest pursuant to the Purchase and Assumption Agreement.

Section 4.7. Representations and Warranties of the Creditors’ Committee.  The Creditors’ Committee hereby represents and warrants that: (a) it is duly organized and validly existing under the provisions of the Bankruptcy Code; (b) it has full requisite power and authority to execute and deliver and to perform its obligations under the Agreement, and the execution, delivery and performance hereof, and the instruments and documents required to be executed by it in connection herewith (i) have been duly and validly authorized by it and (ii) are not in contravention of its bylaws or any material agreement specifically applicable to it; (c) no proceeding, litigation or adversary proceeding before any court, distributor or administrative or governmental body is pending against it which would adversely affect its ability to enter into this Agreement or to perform its obligations hereunder; and (d) it has the power and authority to bind the Creditors’ Committee to the terms of this Agreement or otherwise has been duly authorized by the Creditors’ Committee to execute and deliver this Agreement on its behalf.

Section 4.8. Representations of the Parties as to this Agreement.  Each Party represents and acknowledges that:  (a) in executing this Agreement, it does not rely, and has not relied, upon any representation of statement made by any other Party or any of such other Party’s representative, agents or attorneys, with regard to the subject matter, basis or effect of this Agreement or otherwise, other than as may be stated specifically in this Agreement, (b) in executing this Agreement, it has relied entirely upon its own judgment, beliefs and interest and the advice of its counsel and that it has had a reasonable period of time to consider the terms of this Agreement before entering into it, and (c) it has reviewed this Agreement and that it fully understands and voluntarily accepts all of the provisions contained herein.  Each Party further represents, acknowledges and agrees that this Agreement was the product of negotiations among the Parties and that any rule of construction as to ambiguities being resolved against the drafting party shall not apply in the interpretation of this Agreement.

ARTICLE V

COVENANTS

Section 5.1. Covenants of JPMC Entities.  JPMC hereby covenants and agrees, on behalf of itself and the other JPMC Entities, as follows:

(a) None of the JPMC Entities shall sell, transfer, pledge, hypothecate or assign any of the JPMC Claims or any voting rights or participations or other interests therein during the period from the date hereof up to and including the Effective Date; provided, however, that, prior to the Effective Date, the JPMC Entities may enter into one or more agreements to sell, transfer, pledge, hypothecate or assign the JPMC Claims or any voting rights or participations or other interests therein provided that the effectiveness thereof is contingent upon the occurrence of the Effective Date.  To the extent that any of the JPMC Entities sells, transfers, pledges, hypothecates or assigns any of the JPMC Claims or any voting rights or participations or other interests therein during the period from and after the Effective Date, JPMC shall inform, in writing, any purchaser, agent or other entity with respect thereto (i) of the agreements set forth herein and entry of the Confirmation Order and (ii) that the rights against any of the WMI Entities being acquired are no more and no less than the Plan distributions to which the holder of the Allowed Claim(s) is entitled.

(b) None of the JPMC Entities shall, except as expressly provided herein, (i) file any additional claims or proofs of claim, whatsoever, with the Bankruptcy Court against any of the Debtors (including secured, unsecured, administrative, priority or substantial contribution claims); (ii) file any additional claims, commence or prosecute any pending or additional litigation, proceeding, action or matter or seek to recover damages or to seek any other type of relief against any of the WMI Releasees, the FDIC Releasees, or the Creditors’ Committee Releasees based upon, arising from or relating to the WMI Released Claims, the FDIC Released Claims, or the Creditors’ Committee Released Claims, respectively, or any of the claims or causes of action asserted or which could have been asserted in the Actions or the Related Actions, or (iii) directly or indirectly aid any person in taking any action with respect to the WMI Released Claims, the FDIC Released Claims, or the Creditors’ Committee Released Claims, respectively, that is prohibited by this Section 5.1(b).

(c) Each of the JPMC Entities shall (i) support, and otherwise take no action to impede or preclude, the entry of the Confirmation Order, the administration of the Debtors’ chapter 11 cases, the approval of the Disclosure Statement, the entry of the Confirmation Order or the consummation, implementation and administration of the Plan provided that such Disclosure Statement, Confirmation Order and Plan (and its consummation, implementation and administration) are consistent with the terms herein, and (ii) in accordance with the provisions of Section 6.1 hereof, (A) not consent to or vote for any modification of the Plan unless such modification is proposed or supported by the Debtors and otherwise consistent with the terms herein and (B) not vote for or support any chapter 11 plan not proposed or supported by the Debtors.

(d) On the Effective Date, and without limiting the generality of the foregoing, each of the JPMC Entities shall be deemed to have covenanted not to sue the WMI Releasees, the FDIC Releasees, or the Creditors’ Committee Releasees with respect to the WMI Released Claims, the FDIC Released Claims, or the Creditors’ Committee Released Claims, respectively, and to be permanently barred and enjoined from instituting, prosecuting, pursuing or litigating, in any manner, the WMI Released Claims against the WMI Releasees, the FDIC Released Claims against the FDIC Releasees and the Creditors’ Committee Released Claims against the Creditors’ Committee Releasees.

(e) On the Effective Date, JPMC shall provide the WMI Entities, the FDIC Receiver and FDIC Corporate with a certificate to the effect that each of the representations and warranties set forth in Sections 4.1, 4.2 and 4.10 of this Agreement are true and correct as of the Effective Date.

Section 5.2. Covenants of the FDIC Parties.  The FDIC Receiver, for itself and on behalf of the Receivership, and FDIC Corporate hereby covenant and agree as follows:

(a) The FDIC Receiver shall not sell, transfer, pledge, hypothecate or assign the FDIC Claim or any voting rights or participations or other interests therein during the period from the date hereof up to and including the Effective Date; provided, however, that, prior to the Effective Date, the FDIC Receiver may enter into one or more agreements to sell, transfer, pledge, hypothecate or assign the FDIC Claim or any voting rights or participations or other interests therein provided that the effectiveness thereof is contingent upon the occurrence of the Effective Date.  To the extent that the FDIC Receiver sells, transfers, pledges, hypothecates or assigns the FDIC Claim or any voting rights or participations or other interests therein during the period from and after the Effective Date, the FDIC Receiver shall inform, in writing, any purchaser, agent or other entity with respect thereto (i) of the agreements set forth herein and entry of the Confirmation Order and (ii) that the rights against either of the Debtors being acquired are no more and no less than the Plan distributions to which the holder of the Allowed Claim is entitled.

(b) Neither the FDIC Receiver nor FDIC Corporate shall (i) file any additional claims or proofs of claim, whatsoever, with the Bankruptcy Court against any of the Debtors (including secured, unsecured, administrative, priority or substantial contribution claims); (ii) except as expressly provided herein, file any additional claims, commence or prosecute any pending or additional litigation, proceeding, action or matter or seek to recover damages or to seek any other type of relief against any of the WMI Releasees, the JPMC Releasees, or the Creditors’ Committee Releasees based upon, arising from or relating to the WMI Released Claims, the JPMC Released Claims, or the Creditors’ Committee Released Claims, respectively, or any of the claims or causes of action asserted or which could have been asserted in the Actions or the Related Actions, or (iii) directly or indirectly aid any person in taking any action with respect to the WMI Released Claims, the JPMC Released Claims, or the Creditors’ Committee Released Claims, respectively, that is prohibited by this Section 5.2(b).

(c) Subject to the provisions of Section 6.1 hereof, the FDIC Parties shall support, and otherwise take no action to impede or preclude, the administration of the Debtors’ Chapter 11 Cases, approval of the Disclosure Statement, the entry of the Confirmation Order or the consummation, implementation and administration of the Plan provided that such Disclosure Statement, Confirmation Order and Plan (and its consummation, implementation and administration) are consistent with the terms herein.

(d) On the Effective Date, and without limiting the generality of the foregoing, the FDIC Parties shall be deemed to have covenanted not to sue the WMI Releasees, the JPMC Releasees or the Settlement Note Releasees with respect to the WMI Released Claims, the JPMC Released Claims, or the Creditors’ Committee Released Claims or the Settlement Note Released Claims, respectively, and to be permanently barred and enjoined from instituting, prosecuting, pursuing or litigating, in any manner, the WMI Released Claims against the WMI Releasees, the JPMC Released Claims against the JPMC Releasees, and the Creditors’ Committee Released Claims against the Creditors’ Committee Releasees.

(e) From and after the date hereof, neither the FDIC Receiver nor FDIC Corporate shall take any action or cause any action to be taken to enforce, in furtherance of, or otherwise cause compliance with, any FDIC Order of Investigation with respect to the WMI Releasees.

(f) On the Effective Date, each of the FDIC Receiver and FDIC Corporate shall provide the WMI Entities and JPMC with a certificate to the effect that each of the representations and warranties set forth in Sections 4.5, 4.6 and 4.10 of this Agreement are true and correct as of the Effective Date.

Section 5.3. Covenants of the WMI Entities.  Each of the WMI Entities, for themselves, hereby covenants and agrees as follows:

(a) The Debtors shall take, and shall cause their subsidiaries and Affiliates to take, all actions reasonably necessary to obtain, and shall take no action to impede or preclude, the approval of the Disclosure Statement and the entry of the Confirmation Order and the consummation, implementation and administration of the Plan provided that the Disclosure Statement and Plan (and its consummation, implementation and administration) are consistent with the terms herein, including, without limitation, that the Parties have acted in good faith in connection with the negotiation of the terms hereof.  Such necessary actions shall include, but not be limited to, (A) filing on or prior to February 8, 2011, the Disclosure Statement, in a form reasonably satisfactory to JPMC and the FDIC Parties, (B) filing the Plan, in a form reasonably satisfactory to JPMC and the FDIC Parties, and (C) prosecuting the approval of the Disclosure Statement and the Plan at hearings in accordance with applicable orders entered in the Debtors’ Chapter 11 Cases.

(b) Neither of the Debtors shall:  (i) file any additional claims, commence or prosecute any pending or additional litigation, proceeding, action, or matter or seek to recover damages or to seek equitable relief against any of the JPMC Releasees or the FDIC Releasees arising from or relating to the JPMC Released Claims or the FDIC Released Claims, respectively, or (ii) directly or indirectly aid any Person in taking any act prohibited by clause (i) of this Section 5.3(b).

(c) On the Effective Date, and without limiting the generality of the foregoing, the Debtors, the Reorganized Debtors, and each of the Debtors’ estates shall be deemed to have covenanted not to sue the JPMC Releasees and the FDIC Releasees with respect to the JPMC Released Claims and the FDIC Released Claims, respectively, and to be permanently barred and enjoined from instituting, prosecuting, pursuing or litigating in any manner the JPMC Released Claims against the JPMC Releasees and the FDIC Released Claims against the FDIC Releasees, respectively.

(d) On the Effective Date, each of the WMI Parties shall provide JPMC, the FDIC Receiver and FDIC Corporate with a certificate to the effect that each of the representations and warranties set forth in Sections 4.3, 4.4 and 4.10 of this Agreement are true and correct as of the Effective Date.

Section 5.4. Covenants of the Creditors’ Committee.  The Creditors’ Committee hereby covenants and agrees as follows:

(a) The Creditors’ Committee shall support, and otherwise take no action to impede or preclude, the approval of the Disclosure Statement or the confirmation, implementation and administration of the Plan in a manner consistent with this Agreement.

(b) On and effective as of the Effective Date, and without limiting the generality of the foregoing, subject to the terms of this Agreement, the Creditors’ Committee shall be deemed to have covenanted not to sue the WMI Releasees, the JPMC Releasees, the Settlement Note Releasees and the FDIC Releasees with respect to the respective claims released in accordance with Article III hereof and to be permanently barred and enjoined from instituting, prosecuting, pursuing or litigating, in any manner, the WMI Released Claims against the WMI Releasees, the JPMC Released Claims against the JPMC Releasees, and the FDIC Released Claims against the FDIC Releasees; provided, however, that nothing contained in this Agreement or the Plan shall prevent the Creditors’ Committee from pursuing avoidance actions or claims objections on behalf of the Debtors or their successors with respect to WMI Releasees.

(c) On the Effective Date, the Creditors’ Committee shall provide the WMI Entities, JPMC, FDIC Receiver and FDIC Corporate with a certificate to the effect that each of the representations and warranties set forth in Sections 4.9 and 4.10 of this Agreement are true and correct as of the Effective Date.

ARTICLE VI

PLAN AND PLAN SUPPORT

Section 6.1. Plan Support Commitment.  From and after the date hereof, and provided that (a) this Agreement has not been terminated and (b) neither the Disclosure Statement nor the Plan has been amended or modified in a manner adverse to JPMC, the FDIC Parties, and the Creditors’ Committee, JPMC, the FDIC Parties, and the Creditors’ Committee shall (i) take any and all actions reasonably requested by the Debtors to support (A) approval of the Disclosure Statement in accordance with section 1125 of the Bankruptcy Code and (B) confirmation of the Plan in accordance with section 1129 of the Bankruptcy Code, (ii) not consent to or vote for any modification of the Plan unless such modification is (Y) not adverse to JPMC, the FDIC Parties, and the Creditors’ Committee and (Z) not inconsistent with the terms provided herein, as determined by JPMC, the FDIC Receiver, FDIC Corporate, and the Creditors’ Committee, in their sole and absolute discretion, and (iii) not vote for or support any chapter 11 plan not proposed or supported by the Debtors, JPMC, the Creditors’ Committee and the FDIC Parties.

Section 6.2. Solicitation Required in Connection with Plan.  Notwithstanding anything contained in this Article VI or elsewhere in this Agreement to the contrary, this Agreement is not, and shall not be deemed to be, a solicitation of acceptances of the Plan.  The Debtors, JPMC, the FDIC Receiver, FDIC Corporate, and the Creditors’ Committee acknowledge and agree that the acceptance of the Plan will not be solicited until the Bankruptcy Court has approved the Disclosure Statement and related ballots, and such Disclosure Statement and ballots have been transmitted to parties entitled to receive same.

ARTICLE VII

CLOSING AND TERMINATION

Section 7.1. Closing.  The consummation of the transactions contemplated hereby shall take place at a closing to be held at 10:00 am., New York time, on the Effective Date at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, or such other date or place as is mutually agreed upon in writing by the Parties hereto.

Section 7.2. Conditions to Effective Date.  Except with regard to the covenants of the JPMC Entities set forth in Section 5.1 hereof, the covenants of the FDIC Parties set forth in Section 5.2 hereof, the covenants of the WMI Entities set forth in Section 5.3 hereof, and the covenants of the Creditors’ Committee set forth in Section 5.4 hereof, the terms and provisions of this Agreement are expressly subject to the following conditions unless waived, in writing, by the Parties:

(a) the execution and delivery of this Agreement by each of the entities identified on the signature pages of this Agreement;

(b) the entry of the Confirmation Order by the Bankruptcy Court confirming the Plan in accordance with section 1129 of the Bankruptcy Code, and such Confirmation Order shall have become a Final Order;

(c) the effective date of the Plan; and

(d) the disposition of the Texas Litigation in a manner provided herein.

Section 7.3. Termination of Agreement.  This Agreement may be terminated by any Party, at their sole option and discretion, in the event that (a) the Board of Directors of WMI (or the Operations Committee thereof, if applicable) shall have failed to approve this Agreement, (b) any other Party hereto materially breaches any of the covenants set forth in Article V hereof or any of its other undertakings in this Agreement, or (c) the Confirmation Order is not entered by the Bankruptcy Court and the effective date of the Plan does not occur on or prior to April 30, 2011; provided, however, that, upon the joint instruction and notice provided by WMI and JPMC, and the consent of the Creditors’ Committee and the FDIC Entities, the date set forth in subsection (c) above shall be extended up to and including May 15, 2011.

Section 7.4. Effect of Termination.  Except as otherwise provided herein, in the event of the termination of this Agreement, this Agreement shall become null and void and be deemed of no force and effect, with no liability on the part of any Party hereto (or of any of its directors, officers, employees, consultants, contractors, agents, legal and financial advisors or other representatives), and no Party shall have any obligations to any other Party arising out of this Agreement, including, without limitation, the contribution of all or any portion of the Plan Contribution Assets, the allowance, disallowance, expungement or withdrawal of the WMI Claims, the JPMC Claims or the FDIC Claim as provided herein, except for the obligations and or provisions set forth in Sections 2.6(a), 2.7 and 2.14(b) hereof, which provisions are intended to survive the expiration or termination of this Agreement. Upon termination, neither this Agreement nor any terms or provisions set forth herein shall be admissible in any dispute, litigation, proceeding or controversy among the Parties and nothing contained herein shall constitute or be deemed to be an admission by any Party as to any matter, it being understood that the statements and resolutions reached herein were as a result of negotiations and compromises of the respective positions of the Parties.  In addition, no Party shall seek to take discovery concerning this Agreement or admit this Agreement or any part of it into evidence against any other Party hereto.

ARTICLE VIII

MISCELLANEOUS

Section 8.1. Amendments.  This Agreement may not be modified, amended or supplemented except by a written agreement executed by each Party to be affected, or whose constituency may be affected, by such modification, amendment or supplement.

Section 8.2. No Admission of Liability.

(a) The execution of this Agreement is not intended to be, nor shall it be construed as, an admission or evidence in any pending or subsequent suit, action, proceeding or dispute of any liability, wrongdoing, or obligation whatsoever (including as to the merits of any claim or defense) by any Party to any other Party or any other Person with respect to any of the matters addressed in this Agreement.

(b) None of this Agreement (including, without limitation, the Recitals and Exhibits hereto), the settlement or any act performed or document executed pursuant to or in furtherance of this Agreement or the settlement:  (i) is or may be deemed to be or may be used as an admission or evidence of the validity of any claim, or any allegation made in the Actions or of any wrongdoing or liability of any Party; (ii) is or may be deemed to be or may be used as an admission or evidence of any liability, fault or omission of any Party in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal; (iii) is or may be deemed to be or used as an admission or evidence against the Reorganized Debtors or the Debtors with respect to the validity of any of the Debtors’ Claims, the JPMC Claims or the FDIC Claim; or (iv) is or may be deemed to be used as an admission or evidence of the jurisdiction of any court to adjudicate claims or matters relating to the Receivership.  None of this Agreement, the settlement, or any act performed or document executed pursuant to or in furtherance of this Agreement or the settlement shall be admissible in any proceeding for any purposes, except to enforce the terms of the Agreement, and except that any Party may file this

Agreement in any action for any purpose, including, but not limited to, in order to support a defense or counterclaim based on the principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense of counterclaim.

Section 8.3. Good Faith Negotiations.  The Parties recognize and acknowledge that each of the Parties hereto is represented by counsel, and such Party received independent legal advice with respect to the advisability of entering into this Agreement.  Each of the Parties acknowledges that the negotiations leading up to this Agreement were conducted regularly and at arm’s length; this Agreement is made and executed by and of each Party’s own free will; that each knows all of the relevant facts and his or its rights in connection therewith, and that he or it has not been improperly influenced or induced to make this settlement as a result of any act or action on the part of any party or employee, agent, attorney or representative of any party to this Agreement. The Parties further acknowledge that they entered into this Agreement because of their desire to avoid the further expense and inconvenience of litigation and other disputes, and to compromise permanently and settle the claims between the Parties settled by the execution of this Agreement.  The Parties further acknowledge and agree that, in connection with the Chapter 11 Cases and the negotiation and consummation of this Agreement, the Settlement Note Holders, at all times, acted (a) in good faith and (b) solely for themselves and not on behalf of or in representation of any other creditors, bondholders or other parties in interest.

Section 8.4. Third Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or to give to, any Person other than the Parties hereto, the Reorganized Debtors, the Releasees, and their respective successors and assigns, any right, remedy or claim under or by reason of this Agreement or any covenant, condition or stipulation thereof; and the covenants, stipulations and agreements contained in this Agreement are and shall be for the sole and exclusive benefit of the Parties hereto, the Releasees and their respective successors and assigns.

Section 8.5. Governing Law; Retention of Jurisdiction; Service of Process.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York and applicable federal law.  By its execution and delivery of this Agreement, each of the WMI Entities, JPMC, for itself and on behalf of the JPMC Entities, the FDIC Receiver and FDIC Corporate hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding between any or all of the foregoing with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, shall be brought in the Bankruptcy Court for that purpose only, and, by execution and delivery of this Agreement, each hereby irrevocably accepts and submits itself to the jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceeding, subject to a Party’s rights pursuant to applicable law; provided, however, that, notwithstanding the foregoing, any disputes between the JPMC Entities and the FDIC Parties arising from the Purchase and

Assumption Agreement shall be subject to the jurisdictional provisions set forth therein or under applicable law.  In the event any such action, suit or proceeding is commenced, the Parties hereby agree and consent that service of process may be made, and personal jurisdiction over any Party hereto in any such action, suit or proceeding may be obtained, by service of a copy of the summons, complaint and other pleadings required to commence such action, suit or proceeding upon the Party at the address of such Party set forth in Section 8.10 hereof, unless another address has been designated by such Party in a notice given to the other Parties in accordance with Section 8.10 hereof.

Section 8.6. Headings.  The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and are not part of this Agreement and do not in any way limit or modify the terms or provisions of this Agreement and shall not affect the interpretation hereof.

Section 8.7. Binding Agreement Successors and Assigns; Joint and Several Obligations.  This Agreement shall be binding only upon the execution and delivery of this Agreement by the Parties listed on the signature pages hereto, subject to Bankruptcy Court approval as to the Debtors.  This Agreement is intended to, and shall be deemed to, bind and inure to the benefit of the Parties and their respective successors, assigns, administrators, constituents and representatives. The agreements, representations, covenants and obligations of the Parties under this Agreement are several only and not joint in any respect and none shall be responsible for the performance or breach of this Agreement by another.

Section 8.8. Entire Agreement.  This Agreement, the Confirmation Order and the Plan constitute the full and entire agreement among the Parties with regard to the subject hereof, and supersedes all prior negotiations, representations, promises or warranties (oral or otherwise) made by any Party with respect to the subject matter hereof.  No Party has entered into this Agreement in reliance on any other Party’s prior representation, promise or warranty (oral or otherwise) except for those that may be expressly set forth in this Agreement.

Section 8.9. Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original copy of this Agreement and all of which, when taken together, shall constitute one and the same Agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts, provided receipt of copies of such counterparts is confirmed.

Section 8.10. Notices.  All demands, notices, requests, consents, and other communications hereunder shall be in writing and shall be deemed to have been duly given (i), when personally delivered by courier service or messenger, (ii) upon actual receipt (as established by confirmation of receipt or otherwise) during normal business hours, otherwise on the first business day thereafter if transmitted electronically (by e-mail transmission), by facsimile or telecopier, with confirmation of receipt, or (iii) three (3) Business Days after being duly deposited in the mail, by certified or registered mail, postage prepaid-return receipt requested, to the following addresses, or such other addresses as may be furnished hereafter by notice in writing, to the following Parties:

If to the WMI Entities, to:

Washington Mutual, Inc.
925 Fourth Avenue, Suite 2500
Seattle, Washington  98101
Attention:  Charles Edward Smith, General Counsel
Telecopy:  (206) 432-8879
Email:  chad.smith@wamuinc.net

with a copy given in like manner to:

Alvarez & Marsal LLP
100 Pine Street, Suite 900
San Francisco, California 94111
Attention:  William Kosturos
Telecopy:  (415) 837-1684
Email:  bkosturos@alvarezandmarsal.com

- and -

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention:  Brian S. Rosen, Esq.
Telecopy:  (212) 310-8007
Email:  brian.rosen@weil.com

If to the Creditors’ Committee, to:

Akin, Gump, Strauss, Hauer & Feld LLP
One Bryant Park
New York, New York 10036
Attention:  Fred Hodara, Esq.
Telecopy:  (212) 872-1002
Email:  fhodara@akingump.com

If to the JPMC Entities, to:

JPMorgan Chase Bank, N.A.
270 Park Avenue, 12th Floor
New York, New York 10017
Attention:  Donald McCree
Telecopy:  (212) 622-4827
Email:  donald.mccree@jpmorgan.com

- and -

JPMorgan Chase Bank, N.A.
270 Park Avenue, 38th Floor
New York, NY 10017
Attention:  Travis Epes, Esq.
Telecopy:  (212) 270-0058
Email:  epes_travis@jpmorgan.com

- and -

JPMorgan Chase Bank, N.A.
One Chase Manhattan Plaza, 26th Floor
New York, New York  10081
Attention:  Lawrence N. Chanen, Esq.
Telecopy:  (212) 552-4272
Email:  lawrence.n.chanen@chase.com

with a copy given in like manner to:

Sullivan & Cromwell LLP
1888 Century Park East
Los Angeles, California 90067
Attention:  Hydee Feldstein, Esq.
Attention:  Robert A. Sacks, Esq.
Telecopy:  (310) 712-8800
Email:  feldsteinh@sullcrom.com
Email:  sacksr@sullcrom.com

- and -

Sullivan & Cromwell LLP
125 Broad Street
New York, New York  10004
Attention:  Stacey Friedman, Esq.
Telecopy:  (212) 291-9059
Email:  friedmans@sullcrom.com

If to the FDIC Receiver, to:

Federal Deposit Insurance Corporation
3501 Fairfax Drive
Arlington, Virginia 22226
Attention:  B. Amon James, Esq.
Attention:  Kathryn Norcross, Esq.
Telecopy:  (703) 562-2631
Email:  bajames@fdic.gov
Email:  knorcross@fdic.gov

with a copy given in like manner to:

DLA Piper LLP
1251 Avenue of the Americas
New York, New York  10020
Attention:  Thomas R. Califano, Esq.
Telecopy:  (212) 884-8690
Email:  thomas.califano@dlapiper.com

If to FDIC Corporate, to:

Federal Deposit Insurance Corporation
3501 Fairfax Drive
Arlington, Virginia  22226
Attention:  Daniel Kurtenbach, Esq.
Telecopy:  (703) 562-2465
Email:  dkurtenbach@fdic.gov

Section 8.11. Further Assurances.  Each of the Parties hereto agrees to execute and deliver, or to cause to be executed and delivered, all such instruments, and to take all such action as the other Parties may reasonably request in order to effectuate the intent and purposes of, and to carry out the terms of, this Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date set forth above.

WASHINGTON MUTUAL, INC., as Debtor in Possession

By:
Name:
Title:

WMI INVESTMENT CORP., as Debtor in Possession

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Lawrence N. Chanen
	Name:	Lawrence N. Chanen
	Title:	Senior Vice President and Associate General Counsel

FEDERAL DEPOSIT INSURANCE CORPORATION, as Receiver for Washington Mutual Bank

By:	/s/ Robert Schoppe
	Name:	Robert Schoppe
	Title:	Receiver in Charge

FEDERAL DEPOSIT INSURANCECORPORATION, in Its CorporateCapacity

By:	/s/ Michael H. Krimminger
	Name:	Michael H. Krimminger
	Title:	General Counsel

THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

By:	/s/
Name:
	Title:	Authorized Representative